Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-256524

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	$1,000,000,000	$109,100

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.
(2)

This prospectus supplement relates to $1,000,000,000 aggregate offering price of shares of common stock, inclusive of $418,000,915.86 unsold aggregate offering price of shares of common stock that were previously covered by the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on October 1, 2018 (File No. 333-227641) (the “Prior Registration Statement”), pursuant to a prospectus supplement thereunder filed on December 19, 2018 (the “Prior Prospectus Supplement”). The prospectus supplement filed hereby supersedes and replaces the Prior Prospectus Supplement.

(3)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-256524 filed by the registrant on May 27, 2021.

The Prior Registration Statement registered an indeterminate amount of common stock, preferred stock, stock purchase contracts, depositary shares, warrants, rights and units. On December 19, 2018, VICI Properties Inc. filed the Prior Prospectus Supplement pursuant to Rule 424(b) of the Securities Act registering $750,000,000 of common stock, for a total registration fee of $90,900 the offering of which has been terminated. Pursuant to Rule 457(p), VICI Properties Inc. hereby offsets $50,661.71of such previously paid registration fee with respect to $418,000,915.86 of unsold shares of common stock against the total amount of the registration fee due for the common stock being offered hereby (resulting in the payment of a registration fee for the common stock being offered hereby of $58,438.29).

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 27, 2021)

$1,000,000,000

VICI Properties Inc.

Common Stock

VICI Properties Inc. and VICI Properties L.P., our Operating Partnership, entered into an equity distribution agreement, dated May 27, 2021 (the “equity distribution agreement”), with Citigroup Global Markets Inc., BofA Securities, Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “Manager,” and collectively, the “Managers”) and the Forward Purchasers (as defined below), relating to the sale of shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreement, shares of our common stock having an aggregate gross sales price of up to $1,000,000,000 may be sold from time to time through one or more of the Managers, acting as our sales agents or as agents for the applicable Forward Purchasers (in such capacity, each, a “Forward Seller,” and collectively, the “Forward Sellers”), or by us directly to one or more of the Managers, acting as principal, in each case acting severally and not jointly.

The equity distribution agreement contemplates that, in addition to the issuance and sale of our shares of common stock by us through the Managers (or to the Managers acting as principals), we may enter into one or more forward sales agreements with each of Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (or their respective affiliates) (each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”). In connection with any such forward sale agreement, we expect that the applicable Forward Purchaser or its affiliate will, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, attempt to borrow and sell, through its affiliated Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure thereunder, in accordance with the mutually accepted instructions related to such forward sale agreement. We will not initially receive any proceeds from any sales of our common stock through a Forward Seller in connection with a forward sale agreement.

Our shares of common stock trade on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” On May 26, 2021 the last reported sale price of our common stock on the NYSE was $31.40 per share.

Sales of shares of our common stock, if any, made through a Manager, acting as our sales agent or as agent for the applicable Forward Purchaser, or directly to a Manager, acting as principal, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on the NYSE at market prices, sales made to or through a market maker, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed by us and the applicable Manager. No Manager is required to sell any specific number or dollar amount of our common stock but, as instructed by us, will make all sales using commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulation, and subject to the terms of the equity distribution agreement and our instructions. Our common stock to which this prospectus supplement relates will be sold only through one Manager on any given trading day. We and any of the Managers, as to itself, may suspend the offering of our shares of common stock at any time upon proper notice, upon which the selling period will immediately terminate.

Each of the Managers will receive from us a commission for sales with respect to which it acts as our sales agent at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our common stock sold through it from time to time under the equity distribution agreement. Each of the Forward Sellers will receive from us a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through it during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period). In connection with the sale of shares of our common stock on our behalf, each of the Managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation may be deemed to be underwriting discounts or commissions.

Under the terms of the equity distribution agreement, we may also sell shares of our common stock to a Manager, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to a Manager, as principal, we will enter into a separate terms agreement with that Manager setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement. Apart from any agreement set forth in a terms agreement, no Manager is required to purchase any shares of common stock from us.

We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes commencing with our taxable year ended December 31, 2017. To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting stockholders from owning more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares, including the common stock offered hereby. In addition to the restrictions referred to in the immediately preceding sentence, ownership of our capital stock, including the common stock offered hereby, is subject to applicable gaming laws, and any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock is required to promptly notify us of their identity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” and “Description of Capital Stock—Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate” in the accompanying prospectus for a detailed description of the ownership, transfer and notification restrictions applicable to our common stock.

Investing in our common stock involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-4 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state or other securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Citigroup	BofA Securities		Baird
Barclays	Goldman Sachs & Co. LLC		J.P. Morgan
Morgan Stanley	Stifel	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is May 27, 2021

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we may authorize to be delivered to you. References to “documents incorporated by reference” shall also include any documents deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there are any inconsistencies between the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Neither we, nor any of the Managers nor any of the Forward Purchasers have authorized any other person to provide you with different or additional information, and if anyone provides you with different or additional information, you should not rely on it. Neither we, nor any of the Managers nor any of the Forward Purchasers are making an offer to sell, or soliciting an offer to buy, these securities in a jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results, and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in one or more offerings, one or any combination of the securities described in this prospectus supplement and the accompanying prospectus. As allowed by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as the accompanying prospectus and the documents incorporated by reference herein and therein.

You should read carefully this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, which we have referred you to in “Incorporation of Certain Documents by Reference” on page S-15 of this prospectus supplement and page 76 of the accompanying prospectus, before making an investment decision. Statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus supplement or the accompanying prospectus, each such statement being qualified in all respects by such reference.

Unless the context otherwise requires or unless otherwise specified, (i) all references in this prospectus supplement to the terms the “Company” and “VICI” refer to VICI Properties Inc. and (ii) all references to the “Operating Partnership” refer to VICI Properties L.P. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us” and “our” refer to VICI, together with its consolidated subsidiaries, including the Operating Partnership.

“Caesars” refers to Caesars Entertainment, Inc., a Delaware corporation, formerly Eldorado, following the consummation of the Eldorado/Caesars Merger on July 20, 2020 and Eldorado’s conversion to a Delaware corporation.

“Caesars Lease Agreements” refer collectively to (i) prior to the consummation of the Eldorado Transaction, the CPLV Lease Agreement, the Non-CPLV Lease Agreement, the Joliet Lease Agreement and the HLV Lease Agreement, and (ii) from and after the consummation of the Eldorado Transaction, the Las Vegas Master Lease Agreement, the Regional Master Lease Agreement and the Joliet Lease Agreement, in each case, unless the context otherwise requires.

“Century Casinos” refers to Century Casinos, Inc., a Delaware corporation, and, as the context requires, its subsidiaries.

“Century Portfolio” refers to the real estate assets associated with the (i) Mountaineer Casino, Racetrack & Resort located in New Cumberland, West Virginia, (ii) Century Casino Caruthersville located in Caruthersville, Missouri and (iii) Century Casino Cape Girardeau located in Cape Girardeau, Missouri, which we purchased on December 6, 2019.

“Century Portfolio Lease Agreement” refers to the lease agreement for the Century Portfolio, as amended from time to time.

“CPLV Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time, which was combined with the HLV Lease Agreement into the Las Vegas Master Lease Agreement upon the consummation of the Eldorado Transaction.

“Eldorado” refers to Eldorado Resorts, Inc., a Nevada corporation, and, as the context requires, its subsidiaries. Following the consummation of the Eldorado/Caesars Merger on July 20, 2020, Eldorado converted to a Delaware corporation and changed its name to Caesars Entertainment, Inc.

“Eldorado Transaction” refers to a series of transactions between us and Eldorado in connection with the Eldorado/Caesars Merger, including the acquisition of the Harrah’s New Orleans, Harrah’s Atlantic City and Harrah’s Laughlin properties, modifications to the Caesars Lease Agreements, and rights of first refusal.

“Eldorado/Caesars Merger” refers to the merger consummated on July 20, 2020 under an Agreement and Plan of Merger pursuant to which a subsidiary of Eldorado merged with and into Pre-Merger Caesars, with Pre-Merger Caesars surviving as a wholly owned subsidiary of Caesars (which changed its name from Eldorado in connection with the closing of the Eldorado/Caesars Merger).

“Greektown” refers to the real estate assets associated with the Greektown Casino-Hotel, located in Detroit, Michigan, which we purchased on May 23, 2019.

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“Greektown Lease Agreement” refers to the lease agreement for Greektown, as amended from time to time.

“Hard Rock” means Hard Rock International, and, as the context requires, its subsidiary and affiliate entities.

“Hard Rock Cincinnati” refers to the casino-entitled land and real estate and related assets associated with the Hard Rock Cincinnati Casino, located in Cincinnati, Ohio, which we purchased on September 20, 2019.

“Hard Rock Cincinnati Lease Agreement” refers to the lease agreement for Hard Rock Cincinnati, as amended from time to time.

“HLV Lease Agreement” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time, which was combined with the CPLV Lease Agreement into the Las Vegas Master Lease Agreement upon the consummation of the Eldorado Transaction.

“JACK Cleveland/Thistledown” refers to the casino-entitled land and real estate and related assets associated with the JACK Cleveland Casino located in Cleveland, Ohio, and the video lottery gaming and pari-mutuel wagering authorized land and real estate and related assets of JACK Thistledown Racino located in North Randall, Ohio, which we purchased on January 24, 2020.

“JACK Cleveland/Thistledown Lease Agreement” refers to the lease agreement for JACK Cleveland/Thistledown, as amended from time to time.

“JACK Entertainment” refers to JACK Ohio LLC, and, as the context requires, its subsidiary and affiliate entities.

“Joliet Lease Agreement” refers to the lease agreement for the facility in Joliet, Illinois, as amended from time to time.

“Las Vegas Master Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas and the Harrah’s Las Vegas facilities, as amended from time to time, from and after the consummation of the Eldorado Transaction.

“Lease Agreements” refer collectively to the Caesars Lease Agreements, the Penn National Lease Agreements, the Hard Rock Cincinnati Lease Agreement, the Century Portfolio Lease Agreement and the JACK Cleveland/Thistledown Lease Agreement, unless the context otherwise requires.

“Margaritaville” refers to the real estate of Margaritaville Resort Casino, located in Bossier City, Louisiana, which we purchased on January 2, 2019.

“Margaritaville Lease Agreement” refers to the lease agreement for Margaritaville, as amended from time to time.

“Non-CPLV Lease Agreement” refers to the lease agreement for regional properties (other than the facility in Joliet, Illinois) leased to Pre-Merger Caesars prior to the consummation of the Eldorado Transaction, as amended from time to time, which was replaced by the Regional Master Lease Agreement upon the consummation of the Eldorado Transaction.

“Operating Partnership” refers to VICI Properties L.P., a Delaware limited partnership and a wholly owned subsidiary of VICI.

“Penn National” refers to Penn National Gaming, Inc., a Pennsylvania corporation, and, as the context requires, its subsidiaries.

“Penn National Lease Agreements” refer collectively to the Margaritaville Lease Agreement and the Greektown Lease Agreement, unless the context otherwise requires.

“Pre-Merger Caesars” refers to Caesars Entertainment Corporation, a Delaware corporation, and, as the context requires, its subsidiaries. Following the consummation of the Eldorado/Caesars Merger on July 20, 2020, Pre-Merger Caesars became a wholly owned subsidiary of Caesars.

“Regional Master Lease Agreement” refers to the lease agreement for the regional properties (other than the facilities in Joliet, Illinois) leased to Caesars, as amended from time to time, from and after the consummation of the Eldorado Transaction.

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“Seminole Hard Rock” means Seminole Hard Rock Entertainment, Inc.

“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the owner and operator of our golf segment business.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain statements regarding future events that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, which constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on our current plans, expectations and projections about future events. We caution you therefore against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on our, and our tenants’ financial condition, results of operations, cash flows and performance. The extent to which the COVID-19 pandemic continues to adversely affect our tenants, and ultimately impacts our business and financial condition, will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, including:

•	the impact of the actions taken to contain the pandemic or mitigate its impact, the availability, distribution, public acceptance and efficacy of one or more approved vaccines;

•

the direct and indirect economic effects of the pandemic and containment measures on our tenants, including various state governments and/or regulatory authorities issuing directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders that have resulted and may in the future result in the temporary closure of our tenants’ operations at our properties;

•

the ability of our tenants to successfully operate their businesses following the reopening of their respective facilities, including the costs of complying with regulatory requirements necessary to keep the facilities open, including compliance with restrictions and reduced capacity requirements;

•	the need to close any of the facilities after reopening as a result of the COVID-19 pandemic; and

•	the effects of the negotiated capital expenditure reductions and other amendments to the Lease Agreements that we agreed to with certain of our tenants in response to the COVID-19 pandemic.

Each of the foregoing could have a material adverse effect on our tenants’ ability to satisfy their obligations under their Lease Agreements with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. In addition, changes and instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic have negatively impacted consumer discretionary spending and travel and may continue to do so, which could have a material adverse effect on our tenants’ businesses. Investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our annual report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K that are incorporated by reference herein and therein as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:

•

the impact of changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy;

•

our dependence on subsidiaries of Caesars, Penn National, Hard Rock, Century Casinos and JACK Entertainment as tenants of our properties and Caesars, Penn National, Seminole Hard Rock, Century Casinos and Rock Ohio Ventures LLC or certain of their respective subsidiaries as guarantors of certain lease payments and the negative consequences any material adverse effect on their respective businesses could have on us;

•	our borrowers’ ability to repay their outstanding loan obligations to us;

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•	our dependence on the gaming industry;

•

our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our REIT taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes;

•	the impact of extensive regulation from gaming and other regulatory authorities;

•	the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties and the completion of pending transactions;

•	the possibility that our tenants may choose not to renew the Lease Agreements following the initial or subsequent terms of the leases;

•	restrictions on our ability to sell our properties subject to the Lease Agreements;

•	Caesars’, Penn National’s, Hard Rock’s, Century Casinos’ and JACK Entertainment’s historical results may not be a reliable indicator of their future results;

•	our substantial amount of indebtedness and ability to service, refinance and otherwise fulfill our obligations under such indebtedness;

•	our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows;

•	our ability to obtain the financing necessary to complete our pending acquisitions on the terms we currently expect or at all;

•	the possibility that our pending transactions may not be completed or that completion may be unduly delayed;

•

the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our pending or recently completed transactions;

•	the effects of our pending and recently completed transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans;

•	the impact of changes to the U.S. federal income tax laws;

•	the possibility of foreclosure on our properties if we are unable to meet required debt service payments;

•	the impact of a rise in interest rates on us;

•	our inability to successfully pursue investments in, and acquisitions of, additional properties;

•

the impact of natural disasters, war, political and public health conditions or uncertainty or civil unrest, violence or terrorist activities or threats on our properties and changes in economic conditions or heightened travel security and health measures instituted in response to these events;

•	the loss of the services of key personnel;

•	the inability to attract, retain and motivate employees;

•	the costs and liabilities associated with environmental compliance;

•	failure to establish and maintain an effective system of integrated internal controls;

•	our inability to maintain our qualification for taxation as a REIT;

•	our reliance on distributions received from the Operating Partnership to make distributions to our stockholders;

•	the potential impact on the amount of our cash distributions if we were to sell any of our properties in the future;

•	our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time;

•

competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us;

S-vi

•

the impact of any sales of our securities pursuant to this prospectus supplement, the accompanying prospectus or otherwise, including the dilutive effect on our earnings, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) per share; and

•	additional factors discussed herein, in the accompanying prospectus or in the documents incorporated by reference herein and therein.

S-vii

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, in the accompanying prospectus or in the documents incorporated by reference herein and therein. All forward-looking statements are made as of the respective dates of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein or such other dates as may be indicated in such documents, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and strategies set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will be achieved.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our business and this offering and may not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information set forth under the caption “Risk Factors” in this prospectus supplement and in the reports we file with the SEC pursuant to the Exchange Act. You should also read our unaudited pro forma consolidated and combined financial statements included herein and our historical financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Incorporation of Certain Documents by Reference.” This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in the “Risk Factors” disclosures referred to above and in “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Overview of Our Company

We are an owner and acquirer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio currently consists of 28 market-leading properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Our entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across over 47 million square feet, our well-maintained properties are currently located across urban, destination and drive-to markets in twelve states, contain approximately 17,800 hotel rooms and feature over 200 restaurants, bars and nightclubs.

Our portfolio also includes three secured real estate mortgages that we have originated for strategic reasons in connection with transactions that may provide the potential to convert our investment into the ownership of certain of the underlying real estate in the future. In addition, we own approximately 34 acres of undeveloped or underdeveloped land on and adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. We also own and operate four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip.

We lease our properties to subsidiaries of Caesars, Penn National, Hard Rock, Century Casinos and JACK Entertainment, with Caesars being our largest tenant. We believe we have a mutually beneficial relationship with each of Caesars, Penn National, Hard Rock, Century Casinos and JACK Entertainment, all of which are leading owners and operators of gaming, entertainment and leisure properties. Our long-term triple-net Lease Agreements with subsidiaries of our operators provide us with a highly predictable revenue stream with embedded growth potential. We believe our geographic diversification limits the effect of changes in any one market on our overall performance. We are focused on driving long-term total returns through managing experiential asset growth and allocating capital diligently, maintaining a highly productive tenant base, and optimizing our capital structure to support external growth. As a growth focused public real estate investment trust with long-term investments, we expect our relationship with our partners will position us for the acquisition of additional properties across leisure and hospitality over the long-term. Despite the ongoing impact and uncertainty of the COVID-19 pandemic, we continue to evaluate and may opportunistically pursue accretive acquisitions or investments that may arise in the market.

We conduct our operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT. We believe our election of REIT status, combined with the income generated from the Lease Agreements, will enhance our ability to make distributions to our stockholders, providing investors with current income as well as long-term growth, subject to the current macroeconomic impact of the COVID-19 pandemic and market conditions more broadly. We conduct our real property business through our Operating Partnership, which is our wholly-owned subsidiary, and our golf course business through a taxable REIT subsidiary, VICI Golf.

Corporate Matters

Our principal executive offices are located at 535 Madison Avenue, 20th Floor, New York, New York 10022 and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website is incorporated in, or constitutes a part of, this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

The Offering

Common stock offered from time to time under this prospectus supplement and the accompanying prospectus	Shares of our common stock having an aggregate gross sales price of up to $1,000,000,000. The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Managers, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold through the Forward Sellers, acting as agents for the applicable Forward Purchasers.

Use of proceeds

We initially will not receive any proceeds from any sale of borrowed shares of our common stock through a Forward Seller in connection with a forward sale agreement.

We intend to contribute any net proceeds from this offering and settlement of any forward sale agreement to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital, the repayment of indebtedness and other general business purposes.

See “Use of Proceeds.”

Accounting treatment of any forward sales

In the event that we enter into a forward sale agreement, before the issuance of shares of our common stock, if any, upon settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the applicable forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement except during periods when the average market price of shares of our common stock is above the applicable forward sale price.

However, if we decide to physically or net share settle any forward sale agreement, any delivery of our shares by us upon physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share.

NYSE symbol	“VICI”

Ownership and transfer restrictions	To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting stockholders from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our shares, including if repurchases by us cause a person’s holdings to exceed such limitations. An exemption from the 9.8% ownership limit was granted to certain stockholders, and our board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. In addition to the restrictions set forth above, our outstanding shares of capital stock are held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock is required to promptly notify us of such person’s identity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” and “Description of Capital Stock—Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate” in the accompanying prospectus.

Risk factors	Investing in our common stock involves risks. You should read carefully and consider the information set forth under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement, in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors may be updated from time to time by our future filings under the Exchange Act, before making a decision to invest in our common stock.

Tax considerations	For a discussion of other material U.S. federal income tax consequences that may be relevant to prospective stockholders, please read “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks and uncertainties described below as well as those set forth in our most recent annual report on Form 10-K and the risk factors contained in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors may be updated from time to time by our future filings under the Exchange Act, before making an investment in our common stock. If any of these risks occur, our business, results of operations, financial condition, cash flows and prospects and our ability to make distributions to our stockholders and to satisfy our debt service obligations may be materially and adversely affected. This could cause the value of our common stock to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus supplement we deem immaterial may also have a material adverse effect on us.

Risks Relating to Our Common Stock and this Offering

The market price and trading volume of shares of our common stock may be volatile, which could cause the value of your investment to decline.

The market price of our common stock may be volatile. In addition, the stock markets generally may experience significant volatility, often unrelated to the operating performance of the individual companies whose securities are publicly traded. The trading volume in our common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. If the market price or trading volume of our common stock declines, you may be unable to resell your shares at a profit, or at all.

Some of the factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly results of operations or distributions;

•	changes in our earnings, FFO or AFFO per share estimates;

•	the ongoing adverse impact of the COVID-19 pandemic and responses thereto on us and our tenants;

•	publication of research reports about us, our tenants or the real estate or gaming industries;

•	adverse developments involving our tenants;

•	increases in market interest rates that may cause purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	market reaction to any additional capital we raise in the future, including availability and attractiveness of long-term debt financing in connection with future acquisitions and other transactions;

•

our failure to achieve the anticipated benefits of future and pending acquisitions and other transactions, including the pending transactions described herein within the timeframe or to the extent anticipated by financial or industry analysts;

•	additions or departures of key personnel;

•

risks relating to any existing or future forward sale agreements, including our delivery of shares of our common stock upon physical settlement, which will result in dilution to our earnings per share, each Forward Purchaser’s right to accelerate the respective forward sale agreement upon the occurrence of certain events, which could require us to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreements irrespective of our capital needs, and the forward sale price that we expect to receive upon physical settlement of the forward sale agreements, which is subject to adjustment on a daily basis;

•	sales or potential sales of our common stock by us or our significant stockholders;

•	other actions by institutional stockholders;

•	strategic actions taken by us or our competitors, such as acquisitions;

•	speculation in the press or investment community about us, our tenants, our industry or the economy in general;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations or the gaming industry;

•	changes in tax or accounting standards, policies, guidance, interpretations or principles;

•	the occurrence of any of the other risk factors presented or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

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adverse conditions in the financial markets or general U.S. or international economic conditions, including those resulting from war, acts of terrorism, public health crises, and responses to such events.

An increase in market interest rates could cause potential investors to seek higher returns and therefore reduce demand for our common stock and result in a decline in our share price.

One of the factors that may influence the market price of shares of our common stock is the yield of our shares (i.e., the annualized distributions per share of our common stock as a percentage of the market price per share of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher yield which may result in a decline in the market price of our common stock. Higher interest rates would likely increase our borrowing costs and potentially decrease our cash available for distribution. Thus, higher market interest rates could cause the market price of shares of our common stock to decline.

Future incurrences of debt, which would be senior to our shares of common stock upon liquidation, and/or issuance of preferred equity securities, which may be senior to our shares of common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our common stock. This offering and future offerings of common stock could dilute existing common stockholders.

In the future, we may attempt to increase our capital resources by incurring additional debt, including medium-term notes, trust preferred securities and senior or subordinated notes, or issuing preferred shares. If a liquidation event were to occur, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our shares of common stock. In addition, our preferred stock, if issued, would likely limit our ability to make liquidating or other distributions to the holders of shares of our common stock under certain circumstances. Any future common stock offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of shares of our common stock are not entitled to preemptive rights or other protections against dilution. Since our decision to issue debt securities, incur other forms of indebtedness or to issue additional common or preferred stock in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future offerings. In addition, the actual amount of dilution from this offering will be based on numerous factors, particularly the timing of the use of proceeds, if any, and the return generated by such investment, and whether we elect to settle the forward sale agreements through full physical settlement, net share settlement or cash settlement, and cannot be determined at this time. Thus, our stockholders bear the risk of our issuing senior securities, incurring other senior obligations or issuing additional common stock in the future (including the manner in which we elect to settle the forward sale agreements), which may reduce the market price of shares of our common stock, reduce cash available for distribution to common stockholders or dilute their stockholdings in us. For a discussion of potential dilution resulting from the forward sale agreements, see “—Risks Related to the Forward Sale Agreements—Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.” below.

The number of shares available for future sale could adversely affect the market price of shares of our common stock.

We cannot predict whether future issuances of our shares or the availability of shares of our common stock for resale in the open market will decrease the market price per share of shares of our common stock. Sales of a substantial number of shares of our common stock in the public market, including in this offering, or the perception that such sales might occur, could adversely affect the market price of shares of our common stock. Additionally, delivery of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver common stock) of any forward sale agreement will result in dilution to our earnings per share, which may have adverse effects on the market price of our common stock.

Our earnings and cash distributions could affect the market price of shares of our common stock.

Our common stock may trade at prices that are lower than our net asset value per share. To the extent that we retain operating cash flow for investment, working capital or other purposes, rather than distributing such cash to stockholders, these retained funds, while increasing the value of our assets, may negatively impact the market price of shares of our common stock. Our failure to meet market expectations with regard to future earnings and cash distributions could adversely affect the market price of shares of our common stock.

The unaudited pro forma consolidated financial statements incorporated into the accompanying prospectus are presented for illustrative purposes only and may not be reflective of our results of operations and financial condition following completion of the pro forma events.

The unaudited pro forma consolidated financial statements incorporated into the accompanying prospectus are presented for illustrative purposes only and are not necessarily indicative of what our actual financial condition or results of operations would have been had the pro forma events been completed on the dates indicated, and do not reflect what our financial condition and results of operations will be in the future. Further, our actual results of operations and financial condition after the pro forma events may differ materially and adversely from the unaudited pro forma consolidated financial statements that are incorporated into the accompanying prospectus. The unaudited pro forma consolidated financial statements include numerous assumptions that may prove to be incorrect.

Risks Related to the Forward Sale Agreements

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.

A Forward Purchaser under a forward sale agreement will have the right to accelerate the applicable forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that it determines is affected by an event described below) and require us to settle on a date specified by it if:

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such Forward Purchaser determines in its good faith, commercially reasonable judgment that it or its affiliate (x) is unable in its to hedge its exposure under the applicable forward sale agreement because insufficient shares of common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure thereunder;

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we declare any dividend, issue or distribution on our common stock that constitutes an extraordinary dividend or is payable in (x) cash in excess of specified amounts (unless it is an extraordinary dividend), (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the applicable Forward Purchaser and its affiliate are exceeded;

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an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, or insolvency, or a delisting of shares of our common stock) or (y) occurs that would constitute a delisting or change in law; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the applicable forward sale agreement or our insolvency (each as more fully described in the applicable forward sale agreement).

Any Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement, which would result in dilution to our earnings per share.

We expect that settlement of any forward sale agreement will occur no later than the date specified in the particular forward sale agreement. However, a forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under a forward sale agreement at any time and from time to time, in part or in full. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or net share settlement of a particular forward sale agreement, delivery of common shares will result in dilution to our earnings per share.

If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or its affiliate) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

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return shares of our common stock to securities lenders in order to unwind its hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would be required to pay us) upon a cash settlement of the applicable forward sale agreement or increasing the number of shares of common stock we would be required to deliver to such Forward Purchaser (or decreasing the number of shares of common stock that such Forward Purchaser would be required to deliver to us) upon net share settlement of the applicable forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any such day, the interest rate factor will result in a reduction of the forward sale price for that day. If the prevailing market price for our common stock during the unwind period under a forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of shares of common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. See “Plan of Distribution—Sales through the Forward Sellers” for more information.

In case of our bankruptcy or insolvency, any forward sale agreement would automatically terminate, and we would not receive the expected proceeds from the sale of common stock under such agreement.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of common stock not previously settled. Therefore, to the extent that there are any shares of common stock with respect to which the relevant forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

We enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle a forward sale agreement for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. If we were to fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we were entitled to relief under certain provisions of the Code. If these relief provisions were inapplicable, we would not qualify to be taxed as a REIT.

We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement and the accompanying prospectus, all of which subject us to risks similar to those described above.

We have in the past entered into forward sale transactions and may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. Any forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above and due to not being fully settled could subject us to incremental risks with respect to any forward sale transaction entered into with respect to this offering had any such past forward sale transaction been fully settled, including limiting our ability (subject to certain conditions) to elect cash settlement or net settlement with respect to any forward sale transaction entered into with respect to this offering if there is any overlap with respect to an unwind period under other forward sale agreements we may enter into. Likewise, if in the future we enter into forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS

We will not initially receive any proceeds from any sales of our common stock through a Forward Seller in connection with a forward sale agreement. However, upon physical settlement of a forward sale agreement we expect to receive from the applicable Forward Purchaser an amount equal to the net proceeds from the sale of the shares of common stock, subject to certain adjustments pursuant to such forward sale agreement, at the forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the gross sales prices of all borrowed shares of common stock sold through the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0% (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period). If, however, we elect to cash settle or net share settle a forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” herein.

We intend to contribute any net proceeds from this offering and settlement of any forward sale agreement to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital, the repayment of indebtedness and other general business purposes.

Pending application of any net proceeds as described above, the Operating Partnership intends to invest such net proceeds in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper, that are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.

To the extent that any net proceeds from this offering and settlement of any forward sale agreement are applied to repay any current or future indebtedness of ours for which any of the Managers, any of the Forward Purchasers or any of their respective affiliates serve as a lender or to the extent we repurchase debt securities that are held by any of the Managers, any of the Forward Purchasers or any of their respective affiliates, such party will receive proceeds from this offering or settlement of any forward sale agreement through the repayment or repurchase of that indebtedness.

In addition, if we enter into a forward sale agreement with a Forward Purchaser, we expect that such Forward Purchaser or its affiliate will, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, attempt to borrow and sell, through the relevant Forward Seller, shares of our common stock to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the relevant Forward Purchaser (or its affiliate). Such entity will be either a Manager or an affiliate thereof. As a result, a Manager or its affiliates will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement. For more information, see “Plan of Distribution—Conflicts of Interest.”

PLAN OF DISTRIBUTION

We entered an equity distribution agreement, dated May 27, 2021, with the Managers and the Forward Purchasers, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreement, shares of our common stock having an aggregate gross sales price of up to $1,000,000,000 may be sold from time to time through one or more of the Managers, acting as our sales agents or as agents for the applicable Forward Purchasers, or by us directly to one or more of the Managers, acting as principal, in each case acting severally and not jointly.

Sales of shares of our common stock, if any, made to or through a Manager under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices, sales made to or through a market maker, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed by us and the applicable Manager. As sales agents, the Managers will not engage in any transactions that stabilize the price of our common stock.

The applicable Manager will provide written confirmation to us promptly following the close of trading on the NYSE each trading day on which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on such trading day, the gross sales price, the net proceeds to us, and the compensation payable by us to the applicable Manager in connection with the sales.

We estimate that the total expenses for the offering of common shares pursuant to this prospectus supplement and the accompanying prospectus, excluding compensation payable to the Managers, under the terms of the equity distribution agreement, will be approximately $500,000. We have agreed to reimburse the Managers and the Forward Purchasers for certain of their out-of-pocket expenses, including fees and expenses of counsel, in connection with the transactions contemplated by this offering.

We will report at least quarterly the number of shares of our common stock sold through the Managers the equity distribution agreement, the net proceeds to us and the compensation paid by us to the Managers in connection with the sales of our common stock during the relevant period.

We have determined that shares of our common stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If we or a Manager has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Managers.

In connection with the sale of shares of our common stock on our behalf, each of the Managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation may be deemed to be underwriting discounts or commissions. We have agreed to provide indemnification and contribution to the Managers, the Forward Purchasers and their respective affiliates against certain liabilities, including civil liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the equity distribution agreement having an aggregate gross sales price of $1,000,000,000 or (2) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by a Manager or a Forward Purchaser in each case as to itself, or us at any time.

Our common stock is listed on the NYSE under the symbol “VICI.”

Sales through the Managers as our Agents or by the Managers as Principal

Upon its acceptance of instructions from us, the applicable Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to solicit offers to purchase shares of our common stock, as our sales agent and on the terms and subject to the conditions set forth in the equity distribution agreement. If we elect to offer shares of our common stock, we will instruct the applicable Manager as to the maximum number of shares of our common stock to be sold by it daily, as our sales agent, and a minimum sales price. We may instruct the applicable Manager not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any instruction. Any shares of our common stock offered and sold through the Managers, as our sales agents, pursuant to the equity distribution agreement will be offered and sold through only one Manager on any given day. We, or any of the Managers as to itself, may suspend the offering of shares of our common stock at any time upon proper notice to the other party.

Each of the Managers will receive from us a commission for sales with respect to which it acts as our sales agent at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our common stock sold through it from time to time under the equity distribution agreement.

Settlement for sales of our common stock under the equity distribution agreement will occur on the second trading day following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreement, we may, if agreed to by the Managers, also sell shares of our common stock to one or more of the Managers, as principal for its own account, at a price per share and on such other terms to be agreed upon at the time of sale. However, the Managers have no obligation to agree to purchase shares of our common stock as principal.

Sales through the Forward Sellers

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, attempt to borrow and sell, through its affiliated Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure thereunder, in accordance with the mutually accepted instructions related to such forward sale agreement.

No Forward Purchaser is obligated to enter into a forward sale agreement with us unless it and its affiliated Forward Seller agree to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the equity distribution agreement. We, the applicable Forward Seller or the applicable Forward Purchaser may at any time immediately suspend the offering of shares of our common stock upon proper notice to the other parties and subject to other conditions, but the forward sale agreement will remain effective with respect to any shares of our common stock sold through the Forward Seller prior to such notice.

We will not initially receive any proceeds from any sales of our common stock through a Forward Seller in connection with a forward sale agreement. However, upon physical settlement of a forward sale agreement we expect to receive from the applicable Forward Purchaser an amount equal to the net proceeds from the sale of the shares of common stock, subject to certain adjustments pursuant to such forward sale agreement, at the forward sale price. We will only receive such proceeds if we elect to fully physically settle such forward sale agreement.

Each of the Forward Sellers will receive from us a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through it during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period). We sometimes refer to this commission as the “forward selling commission”.

We expect that settlement between a Forward Purchaser and the relevant Forward Seller for sales of borrowed shares of our common stock, as well as settlement between such Forward Seller and purchasers of such shares in the market, will occur on the second business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) following the respective dates on which any such sales are made, or such other date as may be agreed upon by the relevant parties. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of a Forward Seller and a Forward Purchaser under the equity distribution and a forward sales agreement, as applicable, are subject to a number of conditions, which they may waive in their sole discretion.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement. If we elect or are deemed to have elected to physically settle all or any portion of any forward sale agreement by delivering shares of our common stock, we will receive aggregate cash proceeds from the relevant Forward Purchaser equal to the product of (1) the then-applicable forward sale price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected to physically settle, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the volume weighted average price per share at which the borrowed shares of our common stock were sold through the relevant Forward Seller during the applicable forward hedge selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain adjustments to such gross sales price for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period).

Thereafter, each forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any such day, the interest rate factor will result in a reduction of the forward sale price for that day.

Although we expect to physically settle any forward sale agreement that we enter into with a Forward Purchaser by delivering shares of our common stock to such Forward Purchaser, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then current use for all or a portion of the proceeds we would receive upon physical settlement. Upon physical settlement or net share settlement of a particular forward sale agreement, delivery of common shares will result in dilution to our earnings per share.

In the event that we elect to cash settle, the settlement amount will be generally related to (i) (a) the average of the volume-weighted average price of shares of our common stock on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of common shares underlying the particular forward sale agreement subject to cash settlement. In the event that we elect to net share settle, the settlement amount will be generally related to (i) (a) the weighted average price at which the relevant Forward Seller or its affiliate purchases common shares during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of common shares underlying that particular forward sale agreement subject to net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount (in the case of cash settlement) or deliver to the relevant Forward Purchaser a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement.

If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or its affiliate) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind its hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for shares of our common stock during the unwind period under the forward sale agreements is below the forward sale price, in the case of cash settlement, we would be paid by the Forward Purchasers an amount per share in cash equal to the difference or, in the case of net share settlement, we would receive from the Forward Purchasers a number of shares of our common stock having a value equal to the difference. If the prevailing market price for our common stock during the unwind period under the forward sale agreements is above the forward sale price, in the case of cash settlement, we would pay the Forward Purchasers under the forward sale agreements an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the Forward Purchasers a number of shares of common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would be required to pay us) upon a cash settlement of the applicable forward sale agreement or increasing the number of shares of common stock we would be required to deliver to such Forward Purchaser (or decreasing the number of shares of common stock that such Forward Purchaser would be required to deliver to us) upon net share settlement of the applicable forward sale agreement.

In the event that we enter into a forward sale agreement, before the issuance of shares of our common stock, if any, upon settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the applicable forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement except during periods when the average market price of shares of our common stock is above the applicable forward sale price.

A Forward Purchaser under a forward sale agreement will have the right to accelerate the applicable forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that it determines is affected by an event described below) and require us to settle on a date specified by it if:

•

such Forward Purchaser determines in its good faith, commercially reasonable judgment that it or its affiliate (x) is unable in its to hedge its exposure under the applicable forward sale agreement because insufficient shares of common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure thereunder;

•

we declare any dividend, issue or distribution on our common stock that constitutes an extraordinary dividend or is payable in (x) cash in excess of specified amounts (unless it is an extraordinary dividend), (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the applicable Forward Purchaser and its affiliate are exceeded;

•

an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, or insolvency, or a delisting of shares of our common stock) or (y) occurs that would constitute a delisting or change in law; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the applicable forward sale agreement or our insolvency (each as more fully described in the applicable forward sale agreement).

Any Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement, which would result in dilution to our earnings per share.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or such Forward Purchaser, the relevant forward sale agreement will terminate without further liability of either party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors—Risks Related to the Forward Sale Agreements.”

Conflicts of Interest

As described above under “Use of Proceeds”, to the extent that any net proceeds from this offering and settlement of any forward sale agreement are applied to repay any current or future indebtedness of ours for which any of the Managers, any of the Forward Purchasers or any of their respective affiliates serve as a lender or to the extent we repurchase debt securities that are held by any of the Managers, any of the Forward Purchasers or any of their respective affiliates, such party will receive proceeds from this offering or settlement of any forward sale agreement through the repayment or repurchase of that indebtedness.

In addition, if we enter into a forward sale agreement with a Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow and sell, through the relevant Forward Seller, shares of our common stock to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the relevant Forward Purchaser (or its affiliate). Such entity will be either a Manager or an affiliate thereof. As a result, a Manager or its affiliates will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement.

Other Relationships

Some or all of the Managers, the Forward Purchasers, and/or their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received, or may in the future receive, customary fees and commissions.

In addition, in the ordinary course of their various business activities, the Managers, , the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Managers, the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Hogan Lovells US LLP. Sidley Austin LLP, New York, New York, will act as counsel to the Managers and the Forward Purchasers.

EXPERTS

The consolidated financial statements, and the related financial statement schedule of VICI Properties Inc. and subsidiaries, incorporated in this prospectus supplement by reference from VICI Properties Inc.’s annual report on Form 10-K, and the effectiveness of VICI Properties Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 18, 2021;

•	The Company’s definitive proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on March 15, 2021;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 29, 2021;

•

The Company’s current reports on Form 8-K, filed with the SEC on March  3, 2021 (other than the information furnished pursuant to Item  7.01 and Exhibits 99.1 and 99.2), March  8, 2021 and April 29, 2021 (other than the information furnished pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2); and

•	The description of the Company’s common stock, which is contained in Item 1 of its Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded as described above will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide free of charge upon written or oral request to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement and the accompanying prospectus. Our filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not incorporated into, or a part of, this prospectus supplement or the accompanying prospectus. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:

VICI Properties Inc.

535 Madison Avenue, 20th Floor

New York, New York 10022

Attn: Secretary

PROSPECTUS

VICI Properties Inc.

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Rights

Units

VICI Properties Inc., a Maryland corporation, may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, depositary shares representing our preferred stock, warrants to purchase our common stock, preferred stock or depositary shares representing our preferred stock, rights to purchase common stock and units representing an interest in two or more securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 71.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” On May 26, 2021, the last reported sale price of our common stock on the NYSE was $31.40 per share. Our principal executive offices are located at 535 Madison Avenue, 20th Floor, New York, NY 10022 and our telephone number is (646) 949-4631.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 5 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or, any free writing prospectus we may authorize to be delivered to you. To the extent there are any inconsistencies between the information in or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. We have not authorized any other person to provide you with different or additional information, and if anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results, and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein and therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Documents by Reference” on page 76 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context otherwise requires or unless otherwise specified, (i) all references in this prospectus to the terms the “Company” and “VICI” refer to VICI Properties Inc. and (ii) all references to the “Operating Partnership” refer to VICI Properties L.P. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us” and “our” refer to VICI, together with its consolidated subsidiaries, including the Operating Partnership.

“2025 Notes” refers to $750.0 million aggregate principal amount of 3.500% senior unsecured notes due 2025 issued by the Operating Partnership and VICI Note Co. Inc., as Co-Issuer, in February 2020.

“2027 Notes” refers to $750.0 million aggregate principal amount of 3.750% senior unsecured notes due 2027 issued by the Operating Partnership and VICI Note Co. Inc., as Co-Issuer, in February 2020.

“2030 Notes” refers to $1.0 billion aggregate principal amount of 4.125% senior unsecured notes due 2030 issued by the Operating Partnership and VICI Note Co. Inc., as Co-Issuer, in February 2020.

“Authorized Share Capital Increase” refers to the amendment to our Articles of Amendment and Restatement to increase our authorized capital, including to increase the number of shares of our common stock that we are authorized to issue from 700,000,000 to 950,000,000.

“Bridge Facility” refers to the 364-day first lien secured bridge facility of up to $4.0 billion in the aggregate, pursuant to a commitment letter among VICI PropCo, Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch and Morgan Stanley Senior Funding, Inc.

“Caesars” refers to Caesars Entertainment, Inc., a Delaware corporation, formerly Eldorado, following the consummation of the Eldorado/Caesars Merger on July 20, 2020 and Eldorado’s conversion to a Delaware corporation.

“Caesars Forum Convention Center” refers to the Caesars Forum Convention Center in Las Vegas, Nevada, and the approximately 28 acres of land upon which the Caesars Forum Convention Center is built and/or otherwise used in connection with or necessary for the operation of the Caesars Forum Convention Center.

“Caesars Lease Agreements” refer collectively to (i) prior to the consummation of the Eldorado Transaction, the CPLV Lease Agreement, the Non-CPLV Lease Agreement, the Joliet Lease Agreement and the HLV Lease Agreement, and (ii) from and after the consummation of the Eldorado Transaction, the Las Vegas Master Lease Agreement, the Regional Master Lease Agreement and the Joliet Lease Agreement, in each case, unless the context otherwise requires.

“Century Casinos” refers to Century Casinos, Inc., a Delaware corporation, and, as the context requires, its subsidiaries.

“Century Portfolio” refers to the real estate assets associated with the (i) Mountaineer Casino, Racetrack & Resort located in New Cumberland, West Virginia, (ii) Century Casino Caruthersville located in Caruthersville, Missouri and (iii) Century Casino Cape Girardeau located in Cape Girardeau, Missouri, which we purchased on December 6, 2019.

“Century Portfolio Lease Agreement” refers to the lease agreement for the Century Portfolio, as amended from time to time.

“CEOC” refers to Caesars Entertainment Operating Company, Inc., a Delaware corporation, and its subsidiaries, prior to October 6, 2017 (the “Formation Date”), and following the Formation Date, CEOC, LLC, a Delaware limited liability company and its subsidiaries. CEOC is a subsidiary of Caesars.

“CPLV Additional Rent Acquisition” refers to an amendment to increase the annual rent payable to us under the Las Vegas Master Lease Agreement associated with Caesars Palace Las Vegas by $83.5 million.

“CPLV Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time, which was combined with the HLV Lease Agreement into the Las Vegas Master Lease Agreement upon the consummation of the Eldorado Transaction.

“Eldorado” refers to Eldorado Resorts, Inc., a Nevada corporation, and, as the context requires, its subsidiaries. Following the consummation of the Eldorado/Caesars Merger on July 20, 2020, Eldorado converted to a Delaware corporation and changed its name to Caesars Entertainment, Inc.

“Eldorado Transaction” refers to a series of transactions between us and Eldorado in connection with the Eldorado/Caesars Merger, including the acquisition of the Harrah’s New Orleans, Harrah’s Atlantic City and Harrah’s Laughlin properties, modifications to the Caesars Lease Agreements, and rights of first refusal.

“Eldorado/Caesars Merger” refers to the merger consummated on July 20, 2020 under an Agreement and Plan of Merger pursuant to which a subsidiary of Eldorado merged with and into Pre-Merger Caesars, with Pre-Merger Caesars surviving as a wholly owned subsidiary of Caesars (which changed its name from Eldorado in connection with the closing of the Eldorado/Caesars Merger).

“February 2020 Senior Unsecured Notes” refers collectively to the 2025 Notes, the 2027 Notes and the 2030 Notes.

“Greektown” refers to the real estate assets associated with the Greektown Casino-Hotel, located in Detroit, Michigan, which we purchased on May 23, 2019.

“Greektown Lease Agreement” refers to the lease agreement for Greektown, as amended from time to time.

“Hard Rock” means Hard Rock International, and, as the context requires, its subsidiary and affiliate entities.

“Hard Rock Cincinnati” refers to the casino-entitled land and real estate and related assets associated with the Hard Rock Cincinnati Casino, located in Cincinnati, Ohio, which we purchased on September 20, 2019.

“Hard Rock Cincinnati Lease Agreement” refers to the lease agreement for Hard Rock Cincinnati, as amended from time to time.

“HLV Additional Rent Acquisition” refers to an amendment to increase the annual rent payable to us under the Las Vegas Master Lease Agreement associated with Harrah’s Las Vegas property by $15.0 million.

“HLV Lease Agreement” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time, which was combined with the CPLV Lease Agreement into the Las Vegas Master Lease Agreement upon the consummation of the Eldorado Transaction.

“JACK Cleveland/Thistledown” refers to the casino-entitled land and real estate and related assets associated with the JACK Cleveland Casino located in Cleveland, Ohio, and the video lottery gaming and pari-mutuel wagering authorized land and real estate and related assets of JACK Thistledown Racino located in North Randall, Ohio, which we purchased on January 24, 2020.

“JACK Cleveland/Thistledown Lease Agreement” refers to the lease agreement for JACK Cleveland/Thistledown, as amended from time to time.

“JACK Entertainment” refers to JACK Ohio LLC, and, as the context requires, its subsidiary and affiliate entities.

“Joliet Lease Agreement” refers to the lease agreement for the facility in Joliet, Illinois, as amended from time to time.

“June 2020 Forward Sale Agreement” refers to a primary follow-on offering of 29,900,000 shares of common stock with an aggregate public offering price of $662.3 million, all of which are subject to a forward sale agreement with Morgan Stanley & Co. LLC dated June 16, 2020, which was partially settled by delivering 3,000,000 shares of our common stock to the forward purchaser in exchange for total net proceeds of approximately $63.0 million. We expect to physically settle the remaining 26,900,000 shares under the June 2020 Forward Sale Agreement by June 17, 2021.

“Las Vegas Master Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas and the Harrah’s Las Vegas facilities, as amended from time to time, from and after the consummation of the Eldorado Transaction.

“Lease Agreements” refer collectively to the Caesars Lease Agreements, the Penn National Lease Agreements, the Hard Rock Cincinnati Lease Agreement, the Century Portfolio Lease Agreement and the JACK Cleveland/Thistledown Lease Agreement, unless the context otherwise requires.

“Lease Modifications” refers to the amendments to each of the Caesars Lease Agreements to, among other things, (i) remove the rent coverage floors, which coverage floors served to reduce the rent escalators under such leases in the event that the “EBITDAR to Rent Ratio” (as defined in the applicable Caesars Lease Agreements) coverage was below the stated floor and (ii) extend the term of each such lease to July 2035, such that each lease had a full 15-year initial lease term following the consummation of the Eldorado Transaction.

“March 2021 Forward Sale Agreements” refers to a primary follow-on offering of 69,000,000 shares of common stock (inclusive of 9,000,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional common stock) at a public offering price of $29.00 per share for an aggregate offering value of $2,001.0 million, all of which are subject to forward sale agreements, which require settlement by March 4, 2022. We did not initially receive any proceeds from the sale of the shares of common stock in the offering, which were sold to the underwriters by the forward purchasers or their respective affiliates.

“Margaritaville” refers to the real estate of Margaritaville Resort Casino, located in Bossier City, Louisiana, which we purchased on January 2, 2019.

“Margaritaville Lease Agreement” refers to the lease agreement for Margaritaville, as amended from time to time.

“MTA Properties Acquisitions” refers to the acquisition of all of the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City for an aggregate purchase price of $1,823.5 million.

“Non-CPLV Lease Agreement” refers to the lease agreement for regional properties (other than the facility in Joliet, Illinois) leased to Pre-Merger Caesars prior to the consummation of the Eldorado Transaction, as amended from time to time, which was replaced by the Regional Master Lease Agreement upon the consummation of the Eldorado Transaction.

“Penn National” refers to Penn National Gaming, Inc., a Pennsylvania corporation, and, as the context requires, its subsidiaries.

“Penn National Lease Agreements” refer collectively to the Margaritaville Lease Agreement and the Greektown Lease Agreement, unless the context otherwise requires.

“Pre-Merger Caesars” refers to Caesars Entertainment Corporation, a Delaware corporation, and, as the context requires, its subsidiaries. Following the consummation of the Eldorado/Caesars Merger on July 20, 2020, Pre-Merger Caesars became a wholly owned subsidiary of Caesars.

“Regional Master Lease Agreement” refers to the lease agreement for the regional properties (other than the facilities in Joliet, Illinois) leased to Caesars, as amended from time to time, from and after the consummation of the Eldorado Transaction.

“Revolving Credit Facility” refers to the five-year first lien revolving credit facility entered into by VICI PropCo, as amended from time to time.

“ROV Loan” refers to a $50.0 million loan made by us to affiliates of Rock Ohio Ventures LLC bearing interest at a rate of 9.0% per annum secured by, among other things, certain non-gaming real estate assets owned by such affiliates and guaranteed by Rock Ohio Ventures LLC.

“Term Loan B Facility” refers to the seven-year senior secured first lien term loan B facility entered into by VICI PropCo in December 2017.

“Venetian Acquisition” refers to the acquisition by our Operating Partnership of the land and real estate assets associated with The Venetian Resort Las Vegas and the Sands Expo and Convention Center, located in Las Vegas, Nevada and the acquisition of an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. of the operating assets and liabilities of the Venetian resort and the Sands Expo and Convention Center from Las Vegas Sands Corp.

“Venetian Tenant” refers to Apollo Global Management, Inc.

v

“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the owner and operator of our golf segment business.

“VICI PropCo” refers to VICI Properties 1 LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of VICI.

CERTAIN INFORMATION REGARDING CAESARS

The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus), as the parent and guarantor of CEOC, our significant lessee, have been filed with the SEC. Caesars files annual, quarterly and current reports and other information with the SEC.

Caesars’ SEC filings are available to the public through the SEC’s web site at www.sec.gov. We make no representation as to the accuracy or completeness of the information regarding Caesars that is contained in this prospectus or the accompanying prospectus supplement, which is obtained from Caesars’ publicly available information, or that is available through the SEC’s website or otherwise made publicly available by Caesars, and none of such publicly available Caesars information is incorporated by reference in this prospectus or the accompanying prospectus supplement.

TRADEMARKS AND TRADE NAMES

The brands under which our properties are operated are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees:

•	have approved any disclosure contained in this prospectus or the documents incorporated by reference herein; or

•	are responsible or liable for the content of this prospectus or the documents incorporated by reference herein.

MARKET AND INDUSTRY DATA

Although we are responsible for all of the disclosures contained in this prospectus and the documents incorporated by reference herein, such documents contain industry, market and competitive position data and estimates that are based on industry publications and studies conducted by third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that such information included in this prospectus and the documents incorporated by reference herein is generally reliable, we have not independently investigated or verified such data. The industry forward-looking statements included or incorporated by reference in this prospectus may be materially different than our or the industry’s actual results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein contain statements regarding future events that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, which constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are based on our current plans, expectations and projections about future events. We caution you therefore against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on our, and our tenants’ financial condition, results of operations, cash flows and performance. The extent to which the COVID-19 pandemic continues to adversely affect our tenants, and ultimately impacts our business and financial condition, will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, including:

•	the impact of the actions taken to contain the pandemic or mitigate its impact, the availability, distribution, public acceptance and efficacy of one or more approved vaccines;

•

the direct and indirect economic effects of the pandemic and containment measures on our tenants, including various state governments and/or regulatory authorities issuing directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders that have resulted and may in the future result in the temporary closure of our tenants’ operations at our properties;

•

the ability of our tenants to successfully operate their businesses following the reopening of their respective facilities, including the costs of complying with regulatory requirements necessary to keep the facilities open, including compliance with restrictions and reduced capacity requirements;

•	the need to close any of the facilities after reopening as a result of the COVID-19 pandemic; and

•	the effects of the negotiated capital expenditure reductions and other amendments to the Lease Agreements that we agreed to with certain of our tenants in response to the COVID-19 pandemic.

Each of the foregoing could have a material adverse effect on our tenants’ ability to satisfy their obligations under their Lease Agreements with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. In addition, changes and instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic have negatively impacted consumer discretionary spending and travel and may continue to do so, which could have a material adverse effect on our tenants’ businesses. Investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our annual report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K that are incorporated by reference herein and therein as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

The forward-looking statements included in this prospectus and the documents incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:

•

the impact of changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy;

•

our dependence on subsidiaries of Caesars, Penn National, Hard Rock, Century Casinos and JACK Entertainment as tenants of our properties and Caesars, Penn National, Seminole Hard Rock Entertainment, Inc., Century Casinos and Rock Ohio Ventures LLC or certain of their respective subsidiaries as guarantors of certain lease payments and the negative consequences any material adverse effect on their respective businesses could have on us;

•	our borrowers’ ability to repay their outstanding loan obligations to us;

•	our dependence on the gaming industry;

•

our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes;

•	the impact of extensive regulation from gaming and other regulatory authorities;

•	the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties and the completion of pending transactions;

•	the possibility that our tenants may choose not to renew the Lease Agreements following the initial or subsequent terms of the leases;

•	restrictions on our ability to sell our properties subject to the Lease Agreements;

•	Caesars’, Penn National’s, Hard Rock’s, Century Casinos’ and JACK Entertainment’s historical results may not be a reliable indicator of their future results;

•	our substantial amount of indebtedness and ability to service, refinance and otherwise fulfill our obligations under such indebtedness;

•	our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows;

•	our ability to obtain the financing necessary to complete our pending acquisitions on the terms we currently expect or at all;

•	the possibility that our pending transactions may not be completed or that completion may be unduly delayed;

•

the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our pending or recently completed transactions;

•	the effects of our pending and recently completed transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans;

•	the impact of changes to the U.S. federal income tax laws;

•	the possibility of foreclosure on our properties if we are unable to meet required debt service payments;

•	the impact of a rise in interest rates on us;

•	our inability to successfully pursue investments in, and acquisitions of, additional properties;

•

the impact of natural disasters, war, political and public health conditions or uncertainty or civil unrest, violence or terrorist activities or threats on our properties and changes in economic conditions or heightened travel security and health measures instituted in response to these events;

•	the loss of the services of key personnel;

•	the inability to attract, retain and motivate employees;

•	the costs and liabilities associated with environmental compliance;

•	failure to establish and maintain an effective system of integrated internal controls;

•	our inability to maintain our qualification for taxation as a REIT;

•	our reliance on distributions received from the Operating Partnership to make distributions to our stockholders;

•	the potential impact on the amount of our cash distributions if we were to sell any of our properties in the future;

•	our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time;

•

competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us;

•

the impact of any sales of our securities pursuant to this prospectus, the accompanying prospectus supplement or otherwise, including the dilutive effect on our earnings, Funds From Operations and Adjusted Funds From Operations per share; and

•	additional factors discussed herein, in the accompanying prospectus or in the documents incorporated by reference herein and therein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, any prospectus supplement or in the documents incorporated by reference herein and therein. All forward-looking statements are made as of the respective dates of this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein or such other dates as may be indicated in such documents, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the U.S. federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, as applicable, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and strategies set forth in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein will be achieved.

THE COMPANY

We are an owner and acquirer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio currently consists of 28 market-leading properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Our entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across over 47 million square feet, our well-maintained properties are currently located across urban, destination and drive-to markets in twelve states, contain approximately 17,800 hotel rooms and feature over 200 restaurants, bars and nightclubs.

Our portfolio also includes three secured real estate mortgage loans that we have originated for strategic reasons in connection with transactions that may provide the potential to convert our investment into the ownership of certain of the underlying real estate in the future. In addition, we own approximately 34 acres of undeveloped or underdeveloped land on and adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. We also own and operate four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip.

We lease our properties to subsidiaries of Caesars, Penn National, Hard Rock, Century Casinos and JACK Entertainment, with Caesars being our largest tenant. We believe we have a mutually beneficial relationship with each of Caesars, Penn National, Hard Rock, Century Casinos and JACK Entertainment, all of which are leading owners and operators of gaming, entertainment and leisure properties. Our long-term triple-net Lease Agreements with subsidiaries of our operators provide us with a highly predictable revenue stream with embedded growth potential. We believe our geographic diversification limits the effect of changes in any one market on our overall performance. We are focused on driving long-term total returns through managing experiential asset growth and allocating capital diligently, maintaining a highly productive tenant base, and optimizing our capital structure to support external growth. As a growth focused public real estate investment trust with long-term investments, we expect our relationship with our partners will position us for the acquisition of additional properties across leisure and hospitality over the long-term. Despite the ongoing impact and uncertainty of the COVID-19 pandemic, we continue to evaluate and may opportunistically pursue accretive acquisitions or investments that may arise in the market.

We conduct our operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT. We believe our election of REIT status, combined with the income generated from the Lease Agreements, will enhance our ability to make distributions to our stockholders, providing investors with current income as well as long-term growth, subject to the current macroeconomic impact of the COVID-19 pandemic and market conditions more broadly. We conduct our real property business through our Operating Partnership, which is our wholly-owned subsidiary, and our golf course business through a taxable REIT subsidiary, VICI Golf

Corporate Matters

Our principal executive offices are located at 535 Madison Avenue, 20th Floor, New York, New York 10022 and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website or any other website identified herein is incorporated in, or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks and uncertainties described in our Form 10-K and Form 10-Qs, incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus and any prospectus supplement, before making an investment in our securities. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to make distributions to our stockholders and to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our securities to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from any sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, acquisitions, development, capital expenditures and additions to working capital. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and, if necessary, will be described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to our charter and bylaws and applicable provisions of the Maryland General Corporation Law (“MGCL”). While we believe the following summary covers the material terms of our capital stock, the description may not include all of the information that is important to you. We encourage you to read carefully this entire prospectus, any applicable prospectus supplement, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our charter authorizes us to issue up to 950,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share, of which 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series, subject to the terms of any outstanding preferred stock.

As of May 26, 2021, 537,043,459 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued or outstanding.

Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the restrictions on ownership and transfer of our stock discussed below under the caption “—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock will be entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock will not have cumulative voting rights in the election of directors.

Holders of our common stock will be entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock will not have preemptive, subscription, redemption, preference, exchange, conversion or appraisal rights. There will be no sinking fund provisions applicable to the common stock. All shares of our common stock will be fully paid and nonassessable and will have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.

Under Maryland law, a Maryland corporation generally may not amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter provides that any of these actions, once advised by our board of directors, may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter provisions relating to indemnification and limitation of liability and amendments to our charter affecting these provisions, which require the affirmative vote of stockholders entitled to cast 75% of all of the votes entitled to be cast generally in the election of directors. See “Certain Provisions of Maryland Law and Our Charter and Bylaws.” Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries will be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify and Issue Stock

Subject to the rights of holders of any outstanding shares of our preferred stock, our board of directors will be able to, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have preference over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly-classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors will be required to set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. In addition, our charter authorizes our board of directors, with the approval of a majority of our board of directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue, subject to the rights of holders of our preferred stock. These actions will be able to be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

Preferred Stock

Prior to issuance of shares of each class or series of preferred stock having terms not already established pursuant to our charter, our board of directors is required by the MGCL and our charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. Our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Series A Preferred Stock

Of the 50,000,000 shares of preferred stock authorized for issuance under our charter, 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share, all of which were issued on the Formation Date and automatically converted on November 6, 2017 in accordance with the terms of the Series A preferred stock into shares of our common stock. As a result of this conversion, none of the authorized shares of Series A preferred stock are currently issued or outstanding. Our board of directors has no plans to issue any shares of Series A preferred stock as currently constituted, and given the terms applicable to the Series A preferred stock and the circumstances in which originally issued, any such additional issuance would be impractical. Our board of directors could, however, without stockholder approval, reclassify the authorized but unissued shares of Series A preferred stock as preferred stock without further designation, or into one or more other or additional series or classes of our capital stock, pursuant to its power to reclassify stock, as described above, and cause us to issue the newly-classified shares, subject, however, to the rights of holders of any then outstanding shares of our preferred stock.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, our charter provides that no person or entity will be able to beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, with respect to any class or series of our capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of 9.8% or less of a class or series of our capital stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquirer or another individual or entity to own our stock in excess of the ownership limit.

An exemption from the 9.8% ownership limit was granted to certain stockholders, and our board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. In addition, our charter provides that our board of directors will have the power to, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit or establish a different limit on ownership for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition to granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors will be able, but will not be required, to require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our charter provides that our board of directors will be able to increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) could beneficially own or constructively own, in the aggregate, more than 50% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also provides that:

•

any person is prohibited from owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT;

•

any person is prohibited from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person is prohibited from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons.

Our charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any other restrictions on ownership and transfer of our stock discussed above, and any person who owned or would have owned shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, will be required to give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least five days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Our charter provides that any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio and the intended transferee will acquire no rights in such shares of stock. Our charter provides that any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our board of directors), any person owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT, or our being “closely held” under Section 856(h) of the Code or our otherwise failing to qualify as a REIT will be void ab initio and the intended transferee will acquire no rights in such shares of stock and, if such voidness is not effective, the number of shares causing the violation (rounded up to the nearest whole share) will be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the intended transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. Our charter provides that if the transfer to the trust as described above does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer which, if effective, would have resulted in a violation on the restrictions of ownership and transfer of our stock, will be void ab initio and the intended transferee will acquire no rights in such shares of stock.

Our charter provides that shares of our stock held in the trust will be issued and outstanding shares. The intended transferee may not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Our charter provides that any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Pursuant to our charter, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by an intended transferee before our discovery that the shares have been transferred to the trustee and to recast the vote in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary of the trust.

Pursuant to our charter, within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person, designated by the trustee, that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After such sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the intended transferee, an amount equal to the lesser of:

•

the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event that resulted in the transfer to the trust at the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds received by the trustee for the shares.

Any net sales proceeds in excess of the amount payable to the intended transferee shall be paid to the charitable beneficiary.

Our charter provides that shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•

the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, devise or other such transaction, at market price, at the time of such gift, devise or other such transaction; and

•	the market price on the date we accept, or our designee accepts, such offer.

The amount payable to the transferee may be reduced by the amount of any dividends or other distributions that we paid to the intended transferee before we discovered that the shares had been transferred to the trust and that is owed by the intended transferee to the trustee as described above. We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Pursuant to our charter, upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the intended transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of our outstanding shares of capital stock will be held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock will be required to promptly notify us of such person’s identity. Our charter provides that any shares of our capital stock that are owned or controlled by an unsuitable person or an affiliate of an unsuitable person are redeemable by us, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by our board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by our board of directors alone), an amount that in no event exceeds (1) the market price of such securities as reported on a securities exchange, a generally recognized reporting system or domestic over-the-counter market, as applicable, or (ii) if such securities are not quoted by any recognized reporting system, then the fair market value thereof, as determined in good faith and in the reasonable discretion of the board of directors. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by us. If all or a portion of the redemption price is paid with a promissory note, such note shall have a ten year term, bear interest at 3% and amortize in 120 equal monthly installments and contain such other terms determined by our board.

Our charter provides that the redemption right is not exclusive and that our capital stock that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person may also be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by our board of directors in its sole and absolute discretion.

Our charter requires any unsuitable person and any affiliate of an unsuitable person to indemnify us and our affiliated companies for any and all losses, costs and expenses, including attorneys’ fees, incurred by us and our affiliated companies as a result of the unsuitable person’s ownership or control or failure to promptly divest itself of any of our securities when and in the specific manner required by a gaming authority or by our charter.

Under our charter, an unsuitable person will be defined as one who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by any gaming authority to be unsuitable or disqualified to own or control any of our capital stock or the capital stock or any other equity securities of any of our affiliates, (iv) is determined by any gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities or holding a gaming license in any gaming jurisdiction, (v) causes any gaming license of our company or any of our affiliates to be lost, rejected, rescinded, suspended, revoked or not renewed, or causes our company or any of our affiliates to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license, or (vi) is deemed likely, in the sole and absolute discretion of our board, to preclude or materially delay, impede, impair, threaten or jeopardize any gaming license, cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract with a gaming authority to which our company or our affiliates is a party, or cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of our company or any of our affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws is only a summary, and is subject to, and qualified in its entirety by reference to, our charter and bylaws and the applicable provisions of the MGCL. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may not be more than fifteen or fewer than the minimum number permitted by the MGCL, which is one. The number of directors is currently set at seven. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Our bylaws provide that a director may not be an “unsuitable person” as defined in our charter, and that the term of office of any director found by our board of directors to be an unsuitable person will expire.

Our bylaws provide that any vacancy on our board of directors may be filled by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors except that a vacancy created by the removal of a director by stockholders may also be filled by the requisite vote or consent of stockholders set forth in our bylaws.

Our charter also provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect one or more directors, a director may be removed, with or without cause, by the affirmative vote of stockholders holding a majority of all of the shares of our stock entitled to vote generally in the election of directors.

Amendment to Charter and Bylaws

Except as provided in our charter with respect to indemnification and limitation of liability and amendments to our charter affecting these provisions, which must each be advised by our board of directors and receive the affirmative vote of stockholders entitled to cast 75% of all the votes entitled to be cast generally in the election of directors, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Each of our board of directors and our stockholders, by the affirmative vote of not less than a majority of all shares then outstanding and entitled to be cast on the matter, have the power to amend our bylaws.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL provides various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our charter provides that, notwithstanding any other provision of our charter or our bylaws, the Maryland Business Combination Act (Title 3, Subtitle 6 of the MGCL) will not apply to any business combination between us and any interested stockholder of ours and that we expressly elect not to be governed by the provisions of Section 3-602 of the MGCL in whole or in part. Any amendment to such provision of our charter must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person. As a result, any person described in the preceding sentence may be able to enter into a business combination with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that this provision of our charter will not be amended or repealed in the future. In that event, business combinations between us and an interested stockholder or an affiliate of an interested stockholder would be subject to the five-year prohibition and the super-majority vote requirements.

Control Share Acquisitions

The Maryland control share acquisition statute provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from us. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last acquisition of control shares by the acquiring person in a control share acquisition; or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, then as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares. In the event that our bylaws are amended by our stockholders to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition and may be subject to the control share acquisition statute.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and without the need for stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, unless the charter or a resolution adopted by the board of directors prohibits such election, to be subject to any or all of five provisions, including:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•

a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

We do not currently have a classified board. Our charter provides that we are prohibited from electing to be subject to any or all of the provisions of Title 3, Subtitle 8 of the MGCL unless such election is first approved by the affirmative vote of stockholders of not less than a majority of all shares of ours then outstanding and entitled to be cast on the matter.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power to fix the number of directors, and (2) require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called by our board of directors, the chairman of our board of directors, our president or chief executive officer as described below under “—Special Meetings of Stockholders”).

Special Meetings of Stockholders

Our board of directors, the chairman of our board of directors, our president or our chief executive officer may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.

Stockholder Action by Written Consent

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of the holders of common stock entitled to vote generally in the election of directors may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by our board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to us in accordance with the MGCL. We will be required to give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Competing Interests and Activities of Our Directors or Officers

Our charter provides that we have the power to renounce, by resolution of the board of directors, any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are (i) presented to us or (ii) developed by or presented to one or more of our directors or officers.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (3) by any stockholder present in person or by proxy who was a stockholder of record at the time of provision of notice by the stockholders and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business, who is not an “unsuitable person” as defined in our charter, and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before such special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “—Restrictions on Ownership and Transfer of our Common Stock” prohibit any person from acquiring, with respect to any class or series of our capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock without the approval of our board of directors. These provisions may delay, defer or prevent a change in control of us. Further, subject to the rights of holders of preferred stock, our board of directors has the power to increase the aggregate number of authorized shares, or the number of authorized shares of any class or series, and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed under the captions “—Common Stock” and “—Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of our common stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our present or former directors or officers or other employees or stockholders to us or to our stockholders, as applicable, or any standard of conduct applicable to our directors, (c) any action asserting a claim against us or any of our present or former directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our present or former directors or officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding that his or her action or failure to act was the result of active and deliberate dishonesty by the director or officer and was material to the cause of action adjudicated. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a part to, or witness in, by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, the MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the standard of conduct for indemnification set forth above or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter provides that we will have the power to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws provide that we have the power, with approval of our board, to provide such indemnification and advance of expenses to a person who served a predecessor of us in any such capacity described above and to any employee or agent of us or a predecessor of us.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

Description of Our Operating Partnership Agreement

We have summarized the material terms of the limited partnership agreement of our Operating Partnership. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the limited partnership agreement of VICI Properties L.P., a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

Our Operating Partnership, VICI Properties L.P., is a Delaware limited partnership. All of our assets (other than the golf course assets), are held by, and all of our operations (other than the golf course operations) are and will be conducted through, our Operating Partnership, either directly or through subsidiaries. VICI Properties GP LLC, our wholly-owned subsidiary, is the sole General Partner of our Operating Partnership.

In the future, some of our property acquisitions could be financed by issuing partnership units in exchange for property owned by third parties. Such third parties would then be entitled to share in cash distributions from, and in the profits and losses of, our Operating Partnership in proportion to their respective percentage interests in our Operating Partnership. Holders of outstanding partnership units will on the twelve-month anniversary a limited partner first becoming a holder of common units of the Operating Partnership (subject to the terms of the limited partnership agreement), have the right to elect to redeem their partnership units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the election to redeem, subject to our right to acquire the partnership units tendered for redemption in exchange for an equivalent number of shares of our common stock, subject to the restrictions on ownership and transfer of our stock to be set forth in our charter. The partnership units will not be listed on any securities exchange or quoted on any inter-dealer quotation system.

Provisions in the limited partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our Operating Partnership without the concurrence of our board of directors. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of partnership units or other Operating Partnership interests;

•	transfer restrictions on partnership units and restrictions on admission of partners;

•	a requirement that VICI Properties GP LLC may not be removed as the General Partner of our Operating Partnership without its consent;

•

the ability of the General Partner in some cases to amend the limited partnership agreement and to cause our Operating Partnership to issue preferred partnership interests in our Operating Partnership with terms that it may determine, in either case, without the approval or consent of any limited partner; and

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the right of any future limited partners to consent to transfers of units of other Operating Partnership interests except under specified circumstances, including in connection with mergers, consolidations and other business combinations involving us.

Purpose, Business and Management

Our Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), including (1) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, financing, refinancing, conveyance and exchange of any asset or property of the Operating Partnership, (2) to acquire or invest in any securities and/or loans relating to such properties, (3) to enter into any partnership, joint venture, business or statutory trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity engaged in any business permitted by or under the DRULPA, (4) to conduct the business of providing property and asset management and brokerage services, and (5) to do anything necessary or incidental to the foregoing. However, our Operating Partnership may not, without the General Partner’s specific consent, which it may give or withhold in its sole and absolute discretion, take, or refrain from taking, any action that, in its judgment, in its sole and absolute discretion:

•	could adversely affect our ability to continue to qualify as a REIT;

•	could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us or our securities or our Operating Partnership; or

•

could cause us not to be in compliance in all material respects with any covenants, conditions or restrictions pursuant to an agreement to which we are party unless we have provided our consent to such action.

The General Partner is accountable to our Operating Partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. If there is a conflict between our interests or the interests of our stockholders, on the one hand, and the Operating Partnership or any current or future limited partners, on the other hand, the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to either us or our stockholders or any limited partners; provided, however, that any conflict that cannot be resolved in a manner not adverse to either us or our stockholders or any limited partners shall be resolved in favor of us and our stockholders. The limited partners of our Operating Partnership expressly acknowledge that VICI Properties GP LLC, as General Partner of our Operating Partnership, is acting for the benefit of the Operating Partnership, the limited partners and our stockholders collectively. Neither our company nor our board of directors will be under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions, except as described above. The limited partners agree that our status as a REIT and as a reporting company under Section 12 of the Exchange Act is of benefit to the Operating Partnership and that all actions taken in good faith by the General Partner in support thereof shall be deemed actions taken for the benefit of the Operating Partnership and all partners including the limited partners.

The limited partnership agreement also provides that the General Partner will not be liable to our Operating Partnership, its partners or any other person bound by the limited partnership agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by our Operating Partnership or any limited partner, except for any such losses sustained, liabilities incurred or benefits not derived as a result of (i) an act or omission on the part of the General Partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of the General Partner that it had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which the General Partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of the limited partnership agreement. Moreover, the limited partnership agreement will provide that our Operating Partnership is required to indemnify the General Partner and its members, managers, managing members, officers, employees, agents and designees from and against any and all claims that relate to the operations of our Operating Partnership, except (1) if the act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active or deliberate dishonesty, (2) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services in violation or breach of any provision of the limited partnership agreement or (3) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Except as otherwise expressly provided in the limited partnership agreement and subject to the rights of future holders of any class or series of partnership interest, all management powers over the business and affairs of our Operating Partnership are exclusively vested in VICI Properties GP LLC, in its capacity as the sole General Partner of our Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise management power over the business and affairs of our Operating Partnership (provided, however, that we, in our capacity as the sole member of the General Partner and not in our capacity as a limited partner of the Operating Partnership, may have the power to direct the actions of the General Partner with respect to the Operating Partnership). VICI Properties GP LLC may not be removed as the General Partner of our Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the General Partner under applicable law or any provision of the limited partnership agreement, but subject to certain other provisions of the limited partnership agreement and the rights of future holders of any class or series of partnership interest, VICI Properties GP LLC, in its capacity as the General Partner of our Operating Partnership, has the full and exclusive power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of our Operating Partnership, to exercise or direct the exercise of all of the powers of our Operating Partnership and to effectuate the purposes of our Operating Partnership without the approval or consent of any limited partner. The General Partner may authorize our Operating Partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as it determines to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. With limited exceptions, the General Partner may execute, deliver and perform agreements and transactions on behalf of our Operating Partnership without the approval or consent of any limited partner.

The limited partnership agreement provides that our Operating Partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our Operating Partnership.

Additional Limited Partners

The General Partner of our Operating Partnership may cause our Operating Partnership to issue additional partnership units or other partnership interests and to admit additional limited partners to our Operating Partnership from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

•	upon the conversion, redemption or exchange of any debt, partnership units or other partnership interests or securities issued by our Operating Partnership;

•	for less than fair market value; or

•	in connection with any merger of any other entity into our Operating Partnership.

The net capital contribution need not be equal for all limited partners. Each person admitted as an additional limited partner must make certain representations to each other partner relating to, among other matters, such person’s ownership of any tenant of our Operating Partnership. No person may be admitted as an additional limited partner without the consent of the General Partner, which the General Partner may give or withhold in its sole and absolute discretion, and no approval or consent of any limited partner will be required in connection with the admission of any additional limited partner.

Our Operating Partnership may issue additional partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over the units) as the general partner may determine, in its sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, the General Partner may specify, as to any such class or series of partnership interest:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•	the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

•	the rights of each such class or series of partnership interest upon dissolution and liquidation of our Operating Partnership;

•	the voting rights, if any, of each such class or series of partnership interest; and

•	the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

Transferability of Interests

Except in connection with a transaction described in “—Termination Transactions,” VICI Properties GP LLC, as General Partner, may not voluntarily withdraw from our Operating Partnership, or transfer or assign all or any portion of its interest in our Operating Partnership, without the consent of the holders of a majority of the limited partnership interests (excluding units owned directly or indirectly by us). Holders of limited partnership units do not vote on matters submitted to our stockholders for approval and do not generally vote on actions to be taken by the Operating Partnership, except as set forth in the preceding sentence, and as set forth below, See “—Amendments of the Limited Partnership Agreement,” “—Termination Transactions,” and “Dissolution.” The limited partners will agree not to sell, assign, encumber or otherwise dispose of their Operating Partnership units to any person (other than to us, or the General Partner, to immediate family members or any trust for their benefit, to affiliates of such partner, including, without limitation, any entity controlled by such partner, to a charitable entity or a trust for their benefit, or to a lending institution as collateral for a bona fide loan, subject to certain limitations) unless they have provided the General Partner a right of first offer. All transfers must be made only to “accredited investors” as defined under Rule 501 of the Securities Act or otherwise in accordance with applicable securities laws.

Amendments of the Limited Partnership Agreement

Amendments to the limited partnership agreement may be proposed by our General Partner, or by the limited partners owning at least 50% of the partnership units held by the limited partners (including units held directly or indirectly by us). Generally, the limited partnership agreement may not be amended, modified or terminated without the approval of both the General Partner and limited partners holding a majority of all outstanding partnership units held by the limited partners (other than, in each case, Operating Partnership units owned directly or indirectly by us). The General Partner has the power to unilaterally make certain amendments to the limited partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to its obligations as General Partner or surrender any right or power granted to it as General Partner or any of our affiliates for the benefit of the limited partners;

•

reflect the issuance of additional partnership units, transfer of any partnership interest or the admission, substitution, termination or withdrawal of limited partners in each case in accordance with the terms of the limited partnership agreement;

•

reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the limited partnership agreement not inconsistent with law or with other provisions of the limited partnership agreement, or make other changes concerning matters under the limited partnership agreement that will not otherwise be inconsistent with the limited partnership agreement or law;

•

set forth or amend the designations, rights, preferences, privileges and other terms and conditions of any new class of partnership interest permitted to be issued under the limited partnership agreement;

•	satisfy any requirements, conditions or guidelines of U.S. federal or state law;

•

reflect changes that are reasonably necessary for us to maintain our status as a REIT or to satisfy REIT requirements, reflect the transfer of all or any part of a partnership interest among the General Partner and any entity disregarded as separate from the General Partner for tax purposes or to ensure that the Operating Partnership will not be classified as a publicly traded partnership for tax purposes;

•	modify the manner in which capital accounts are computed or net income or net loss are allocated; or

•

to reflect any other modification as is reasonably necessary for the business or operation of the Operating Partnership or the General Partner, which does not violate the restrictions on the General Partner.

Amendments that would, among other things, convert a limited partner’s interest into a General Partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, reduce any limited partner’s right to indemnity, create any liability of a limited partner, amend these restrictions or admit any other person as a General Partner other than in accordance with the successor provisions of the limited partnership agreement or alter the protections of the limited partners in connection with Termination Transactions described below, which, in each case, must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of a majority of the partnership units held by limited partners (excluding units owned directly or indirectly by us), the General Partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the limited partnership agreement;

•	perform any act that would subject a limited partner to liability as a General Partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

•

enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below; or

•	withdraw from the Operating Partnership or transfer any portion of its general partnership interest.

Distributions to Unitholders

The limited partnership agreement provides that holders of partnership units will be entitled to receive distributions of 100% of available cash, at least quarterly, on a pro rata basis in accordance with the number of partnership units held by each of them and by us (subject to the rights, preferences and privileges of the holders of any class of preferred partnership interests that may be authorized and issued after the offering). In the event that we declare and pay any dividend of cash or assets to holders of our common stock from the cash flow or assets of VICI Golf, each limited partner (other than us) will be paid in preference to any distribution to which we are entitled, an amount equal to the portion of any such dividend, which such limited partner would have received on account of our common stock, which such limited partner would have received if such limited partner’s units had been redeemed for shares of our common stock.

Redemption/Exchange Rights

Each limited partner shall have the right, commencing on the first anniversary of the issuance of the applicable partnership units, to require our Operating Partnership to redeem part or all of its partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. Alternatively, we may elect to acquire those partnership units in exchange for shares of our common stock. Any such exchange will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events. Commencing on the first anniversary of the issuance of the applicable partnership units, limited partners who hold partnership units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer.”

In addition, if the number of partnership units delivered by a limited partner for redemption, together with other shares of our common stock owned or attributed to that limited partner, exceeds 9.8% of the outstanding shares of any class or series of our capital stock (in value or by number of shares, whichever is more restrictive) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem the partnership units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners to also elect whether or not to participate. Participating limited partners will receive on the redemption date the proceeds per share in the public offering (less any discount or commission), but will have a limited opportunity to withdraw their partnership units from the redemption immediately prior to the pricing of the public offering.

Capital Contributions

The limited partnership agreement provides that the General Partner may determine that, subsequent to the Formation Date, our Operating Partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the limited partnership agreement, we are obligated to contribute the proceeds of any offering of our shares of stock as additional capital to our Operating Partnership, except, among others circumstances, in the event that the proceeds from such offering are used to operate or invest in assets of the golf course properties owned by VICI Golf on the Formation Date and only if such proceeds would exceed an amount yet to be determined.

The limited partnership agreement provides that we may make additional capital contributions, including properties, to our Operating Partnership in exchange for additional partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our Operating Partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the Operating Partnership or the issuance or sale of any partnership units or other partnership interests.

Our Operating Partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests that we own.

Tax Matters

For U.S. federal income tax purposes, our Operating Partnership will be viewed as “disregarded as an entity separate from its owner,” VICI, which will beneficially own 100% of the equity interests of our Operating Partnership. As a result, all assets, liabilities and items of income, deduction and credit of the Operating Partnership will be treated as assets, liabilities and items of income, deduction and credit of VICI itself, including for purposes of the gross income and asset tests applicable to VICI. However, in the future, if one or more third-party investors are admitted as partners of the Operating Partnership, it will be classified as a partnership for U.S. Federal income tax purposes, in which case VICI Properties GP LLC will serve as the tax matters partner or partnership representative of our Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of our Operating Partnership.

Termination Transactions

The limited partnership agreement provides that our company shall not and the Operating Partnership shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification or any recapitalization or change in outstanding shares of our common stock or the Operating Partnership’s partnership interests (a “termination transaction”), unless in connection with a termination transaction,

(A) all limited partners will receive, or have the right to elect to receive, for each partnership unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of our common stock into which each partnership unit is then exchangeable, and

•

the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of partnership units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its partnership units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

(B) the following conditions are met:

•

substantially all of the assets of the surviving entity are held directly or indirectly by our Operating Partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our Operating Partnership;

•

the holders of partnership units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•

the limited partners may exchange their interests in the surviving partnership for either the consideration available to the limited partners pursuant to the first paragraph in this section, or the right to redeem their common units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of the transaction or if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock; or

(C) the terms are otherwise consented to by the limited partners holding a majority of the limited partnership units (excluding units owned directly or indirectly by us).

Dissolution

Our Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•

an event of withdrawal, as defined in DRULPA, including, without limitation, by reason of the bankruptcy of our General Partner, unless, within 90 days after the withdrawal, a majority of interest of the remaining partners agree in writing to continue the business of our Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

•	an election to dissolve our Operating Partnership made by the General Partner, with the consent of the limited partners (including units owned directly or indirectly by us); or

•	the entry of a decree of judicial dissolution of our Operating Partnership pursuant to the provisions of DRULPA.

Upon dissolution of our Operating Partnership, the General Partner, or, in the event that there is no remaining General Partner, a liquidator will proceed to liquidate the assets of our Operating Partnership and apply the proceeds from such liquidation in the order of priority set forth in the limited partnership agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause such depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The depositary will forward to holders of depositary receipts any notices, reports and communications from us which are received by the depositary with respect to the related preferred stock.

Neither the depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrant. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The following description contains general terms and provisions of rights to which any prospectus supplement may relate. The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the title of any series of units;

•	the designation and terms of the units and of the securities comprising the units;

•

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	whether the units will be issued in fully registered or global form;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	a discussion of the material U.S. federal income tax considerations applicable to the units;

•	whether the units will be listed on any securities exchange; and

•	any other terms of the units and their constituent securities.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements of the Company have been prepared in accordance with Article 11 of Regulation S-X and give effect to the transactions described below. The unaudited pro forma consolidated balance sheet gives effect to the Venetian Acquisition as if such transaction had been completed as of March 31, 2021, as the transaction was not reflected in the balance sheet as of March 31, 2021. The unaudited pro forma consolidated statement of operations gives effect to (i) the Recently Completed Transactions (as defined below) and (ii) the Venetian Acquisition, as if each such transaction had been completed on January 1, 2020.

Recently Completed Transactions

JACK Cleveland/Thistledown Acquisition and Loan

•

The acquisition of JACK Cleveland Casino located in Cleveland, Ohio and JACK Thistledown Racino located in North Randall, Ohio completed on January 24, 2020 for an aggregate purchase price of $843.3 million and entry into a triple net lease agreement with a subsidiary of JACK Entertainment and as subsequently amended on July 16, 2020; and

•	The funding of the ROV Loan completed on January 24, 2020 in the amount of $50.0 million to affiliates of Rock Ohio Ventures and as subsequently amended on July 16, 2020.

Second Lien Notes Redemption

•

The use of $500.0 million of the net proceeds from the February 2020 Senior Unsecured Notes offering to redeem in full the Second Lien Notes on February 20, 2020 and pay related fees and expenses (the “Second Lien Notes Redemption”).

Term Loan B Facility Repricing

•

The repricing of the Term Loan B Facility on January 24, 2020 resulting in the reduction in the applicable interest rate from LIBOR plus 2.00% to LIBOR plus 1.75% (the “Term Loan B Facility Repricing”).

Eldorado Transaction

•	The consummation of the Eldorado Transaction on July 20, 2020 as follows:

•	The CPLV Additional Rent Acquisition for a purchase price of $1,189.9 million;

•	The HLV Additional Rent Acquisition for a purchase price of $213.8 million;

•	The MTA Properties Acquisitions for an aggregate purchase price of $1,823.5 million;

•	The financial statement impact of the Lease Modifications; and

•	The use of $2,000.0 million of the net proceeds from the February 2020 Senior Unsecured Notes offering to finance a portion of the cash needs relating to the Eldorado Transaction.

Chelsea Piers Mortgage Loan

•	The funding of the mortgage loan with Chelsea Piers (the “Chelsea Piers Mortgage Loan”) completed on August 31, 2020 in the amount of $65.0 million with Chelsea Piers New York.

Forum Convention Center Mortgage Loan

•

The funding of the mortgage loan to an affiliate of Caesars that is secured by the Caesars Forum Convention Center (the “Forum Convention Center Mortgage Loan”) completed on September 18, 2020 in the amount of $400.0 million to subsidiaries of Caesars partially funded with the proceeds from the partial settlement of the June 2020 Forward Sale Agreement.

We refer to the JACK Cleveland/Thistledown Acquisition and Loan, the Second Lien Notes Redemption, the Term Loan B Facility Repricing, the Eldorado Transaction, the Chelsea Piers Mortgage Loan and the Forum Convention Center Mortgage Loan collectively, as the “Recently Completed Transactions.”

Venetian Acquisition

•	The completion of the Venetian Acquisition for a cash purchase price of $4,000.0 million;

•	The incurrence of $1,500.0 million of debt to finance a portion of the purchase price of the Venetian Acquisition;

•

The issuance of 26,900,000 shares of common stock upon settlement of June 2020 Forward Sale Agreement for estimated net proceeds of $537.4 million to finance a portion of the purchase price of the Venetian Acquisition;

•

The issuance of 69,000,000 shares of common stock upon settlement of the March 2021 Forward Sale Agreements for estimated net proceeds of $1,911.7 million to finance a portion of the purchase price of the Venetian Acquisition; and

•	The Authorized Share Capital Increase.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements of the Company. We believe such assumptions are reasonable under the circumstances and reflect our best currently available estimates and judgments. However, no assurance can be given that the Venetian Acquisition will occur on the terms or timing contemplated herein, or at all. Similarly, the unaudited pro forma consolidated financial statements include various assumptions, some of which are described in the accompanying notes, relating to our incurrence of $1,500.0 million to finance a portion of the purchase price of the Venetian Acquisition. While these assumptions are based on currently available information and market conditions, there can be no assurance that we will be successful in obtaining the financing on the terms described herein or at all, and the actual terms of any such financing will depend on various factors, including our creditworthiness, interest rates, the structure of our debt, taxes and other factors at the time any such transaction takes place. Furthermore, the unaudited pro forma consolidated financial statements are not reflective of our future financial condition or results of operations and do not necessarily reflect what our financial condition or results of operations would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated.

The unaudited pro forma consolidated financial statements are derived from and should be read in conjunction with the Company’s consolidated financial statements and related notes included in the Annual Report and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2021

(in thousands, except share and per share amounts)

	VICI Properties Inc (a)	Venetian Acquisition		Total Pro Forma
Assets
Real estate portfolio:
Investments in leases—sales-type, net	$13,054,135	$3,879,743	(b)	$16,933,878
Investments in leases—financing receivables, net	2,628,422	—		2,628,422
Investments in loans, net	515,251	—		515,251
Land	158,046	—		158,046
Cash and cash equivalents	322,530	(104,966	)(c)	217,564
Other assets	406,617	—		406,617

Total assets	$17,085,001	$3,774,777		$20,859,778

Liabilities
Debt, net	$6,769,211	$1,480,750	(d)	$8,249,961
Accrued interest	47,075	—		47,075
Deferred financing liability	73,600	—		73,600
Deferred revenue	493	—		493
Dividends payable	177,089	—		177,089
Other liabilities	417,841	—		417,841

Total liabilities	7,485,309	1,480,750		8,966,059

Stockholders’ equity
Common stock, $0.01 par value, 950,000,000 shares authorized at March 31, 2021, 537,015,753 shares issued and outstanding at March 31, 2021 and 632,915,573 pro forma shares issued and outstanding	5,370	959	(e)	6,329
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at March 31, 2021	—	—		—
Additional paid-in capital	9,364,294	2,448,182	(e)	11,812,476
Accumulated other comprehensive loss	(80,143)	—		(80,143)
Retained earnings (deficit)	232,038	(155,114	)(f)	76,924

Total VICI stockholders’ equity	9,521,559	2,294,027		11,815,586
Non-controlling interest	78,133	—		78,133

Total stockholders’ equity	9,599,692	2,294,027		11,893,719

Total liabilities and stockholders’ equity	$17,085,001	$3,774,777		$20,859,778

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2021

(in thousands, except share and per share amounts)

	VICI Properties Inc (aa)	Venetian Acquisition		Total Pro Forma
Revenues
Income from sales-type and direct financing leases	$290,146	$79,302	(gg)	$369,448
Income from lease financing receivables and loans	70,377	—		70,377
Other income	6,974	—		6,974
Golf revenues	6,813	—		6,813

Total revenues	374,310	79,302		453,612
Operating Expenses
General and administrative	8,085	—		8,085
Depreciation	792	—		792
Other expenses	6,974	—		6,974
Golf expenses	4,506	—		4,506
Change in allowance for credit losses	(4,380)	—		(4,380)
Transaction and acquisition expense	8,721	—		8,721

Total operating expenses	24,698	—		24,698

Interest expense	(77,048)	(15,650	)(hh)	(92,698)
Interest income	19	—		19

Income before income taxes	272,583	63,652		336,235
Income tax provision	(484)	—		(484)

Net income	272,099	63,652		335,751
Less: Net income attributable to non-controlling interest	(2,298)	—		(2,298)

Net income attributable to common stockholders	$269,801	$63,652		$333,453

Net income per common share
Basic				$0.53
Diluted				$0.53
Weighted average number of common shares outstanding
Basic				632,380,505 (ii)
Diluted				633,304,953 (ii)

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	VICI Properties Inc (bb)	Recently Completed Transactions		Venetian Acquisition		Total Pro Forma
Revenues
Income from sales-type and direct financing leases	$1,007,508	$151,406	(cc)	$314,020	(gg)	$1,472,934
Income from operating leases	25,464	(25,464	)(cc)	—		—
Income from lease financing receivables and loans	153,017	127,752	(cc)	—		280,769
Other income	5,793	11,025	(dd)	—		26,818
Golf revenues	23,792	—		—		23,792

Total revenues	1,225,574	264,719		314,020		1,804,313
Operating Expenses
General and administrative	30,661	—		—		30,661
Depreciation	3,731	—		—		3,731
Other expenses	15,793	11,025	(dd)	—		26,818
Golf expenses	17,632	—		—		17,632
Change in allowance for credit losses	244,517	—		—		244,517
Transaction and acquisition expense	8,684	—		—		8,684

Total operating expenses	321,018	11,025		—		332,043

Interest expense	(308,605)	(3,854	)(ee)	(62,601	)(hh)	(375,060)
Interest income	6,795	—		—		6,795
Loss from extinguishment of debt	(39,059)	—		—		(39,059)
Gain upon lease modification	333,352	—		—		333,352

Income before income taxes	897,039	249,840		251,419		1,398,298
Income tax provision	(831)	—		—		(831)

Net income	896,208	249,840		251,419		1,397,467
Less: Net income attributable to non-controlling interest	(4,534)	(545	)(ff)	—		(5,079)

Net income attributable to common stockholders	$891,674	$249,295		$251,419		$1,392,388

Net income per common share
Basic						$2.21
Diluted						$2.20
Weighted average number of common shares outstanding
Basic						631,434,085 (ii)
Diluted						631,890,797 (ii)

Note 1—Balance Sheet Pro Forma Adjustments

(a)	Represents the balance sheet of the Company as of March 31, 2021, as set forth in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

(b)	Represents the Venetian Acquisition, which will be accounted for as a sales-type lease under Accounting Standard Codification (“ASC”) 842—Leases, inclusive of an estimated $14.0 million of capitalized initial direct costs. Further, on January 1, 2020, we adopted ASC 326—Credit Losses and, as a result, the Company is required to estimate and record non-cash credit losses related to its investments in sales-type and direct financing leases, lease financing receivables and loans. As such the investment is net of an estimated $134.3 million of allowance for credit losses recognized on the investment balance. The credit loss was estimated using the average credit loss percentage as determined for our existing tenants set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and is subject to change based on our actual estimate of credit losses for the Venetian Tenant.

(c)	Represents the cash used to pay a portion of the purchase price of the Venetian Acquisition, including third-party fees.

(d)	Represents $1,500.0 million of long-term debt financing used to finance a portion of the purchase price of the Venetian Acquisition. The borrowings are net of an estimated $19.3 million of deferred financing costs that we anticipate incurring in connection with the financing. There can be no assurance that we will be able to obtain long-term debt financing on the terms described herein, including those with respect to interest rate, or at all, especially if market or economic conditions change after the date of this prospectus supplement. See paragraph (hh) to Note 2—Statement of Operations Pro Forma Adjustments below. To the extent we are unable to obtain $1,500.0 million of long-term debt to finance a portion of the purchase price of the Venetian Acquisition, we intend to borrow a similar amount under the Venetian Acquisition Bridge Facility and/or our Revolving Credit Facility.

(e)	Represents:

•

the issuance of 26,900,000 shares of common stock in connection with the June 2020 Forward Sale Agreement at the forward settlement price as of March 31, 2021 of $19.98 per share for total net proceeds of $537.4 million; and

•

the issuance of 69,000,000 shares of common stock in connection with the March 2021 Forward Sale Agreements at the forward settlement price as of March 31, 2021 of $27.72 per share for total net proceeds of $1,911.7 million

The actual net proceeds, if any, that we will receive under the June 2020 Forward Sale Agreement and March 2021 Forward Sale Agreements will be based on numerous factors, including the settlement method of each of the June 2020 Forward Sale Agreement and March 2021 Forward Sale Agreements and the respective forward sale price at the time of settlement; as a result, the actual net proceeds from any settlement will likely differ from the net proceeds assumed for purposes of these unaudited pro forma consolidated financial statements.

(f)	Represents the adjustment to retained earnings from the following non-recurring items:

•	$134.3 million, which represents the estimated current expected credit losses recognized on the additional investment balances as described in (b) above;

•	$16.8 million payment of commitment and structuring fees relating to the Venetian Acquisition Bridge Facility; and

•	$4.0 million in legal and third-party leasing costs which are required to be expensed under ASC 842.

Note 2—Statement of Operations Pro Forma Adjustments

(aa)	Represents the Company’s results of operations for the three months ended March 31, 2021, as set forth in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

(bb)	Represents the Company’s results of operations for the year ended December 31, 2020, as set forth in the Annual Report.

(cc)	Represents pro forma adjustments to revenues for the Recently Completed Transactions as follows:

JACK Cleveland/Thistledown Acquisition and Loan

•

$5.1 million of additional income from lease financing receivables and loans for the year ended December 31, 2020 with respect to the period prior to the completion of the JACK Cleveland/Thistledown Acquisition and funding of the ROV Loan. Pro forma cash received during the year ended December 31, 2020 would have been $71.6 million.

Eldorado Transaction

•

$151.4 million of additional income from sales-type and direct financing leases for the year ended December 31, 2020 associated with the rent from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition and the impact of the Lease Modifications with respect to the period prior to the completion of the Eldorado Transaction. Pro forma cash received from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition during the year ended December 31, 2020 would have been $98.5 million.

•

$25.5 million decrease in income from operating leases for the year ended December 31, 2020, due to the reassessment of the lease classification resulting in the reclassification of the land component of the CPLV Lease Agreement from an operating lease to a sales-type lease. After giving effect to the Lease Modifications, all rent under the modified CPLV Lease Agreement is recognized as a component of Income from sales-type and direct financing leases. Such adjustment does not result in a change to the pro forma cash received under our lease agreements.

•

$97.3 million of additional income from lease financing receivables for the year ended December 31, 2020, associated with the rent from the MTA Properties Acquisitions with respect to the period prior to the completion of the MTA Properties Acquisitions. Pro forma cash received under the lease agreement during the year ended December 31, 2020 would have been $154.0 million.

Chelsea Piers Mortgage Loan

•

$3.2 million of additional income from lease financing receivables and loans for the year ended December 31, 2020 with respect to the period prior to the funding of the Chelsea Piers Mortgage Loan. Pro forma cash received during the year ended December 31, 2020 would have been $4.8 million.

Forum Convention Center Loan

•

$22.2 million of additional income from lease financing receivables and loans for the year ended December 31, 2020 with respect to the period prior to the funding of the Forum Convention Center Mortgage Loan. Pro forma cash received during the year ended December 31, 2020 would have been $31.2 million.

Adjustments to the Recently Completed Transactions for the three months ended March 31, 2021 were not required as all of the Recently Completed Transactions closed prior to December 31, 2020.

(dd)

Represents the adjustments to income and expense related to the full year gross presentation of the Harrah’s New Orleans ground lease. Upon closing of the Eldorado Transaction, we became the lessee and primary obligor of the ground lease for Harrah’s New Orleans. All payments under the ground lease are paid directly by our tenant to the landlord; however, we are required to present such payments on a gross basis under GAAP. An adjustment for the three months ended March 31, 2021 was not required as the Eldorado Transaction closed on July 20, 2020.

(ee)	Represents the pro forma adjustments to debt financing associated with the Recently Completed Transactions as follows:

Eldorado Transaction

•

$7.9 million increase in interest expense for the year ended December 31, 2020 related to the portion of the February 2020 Senior Unsecured Notes offering used to finance a portion of the purchase price of the Eldorado Transaction.

Second Lien Notes Redemption

•	$3.7 million decrease in interest expense for the year ended December 31, 2020 related to the portion of the February 2020 Senior Unsecured Notes offering used to redeem in full the Second Lien Notes.

Term Loan B Facility Repricing

•	$0.3 million decrease in interest expense for the year ended December 31, 2020 related to the reduction in interest rate from the Term Loan B Facility Repricing.

Adjustments to the Recently Completed Transactions for the three months ended March 31, 2021 were not required as all the Recently Completed Transactions closed prior to December 31, 2020.

(ff)	Represents the adjustment to income from the Lease Modifications as a result of the Eldorado Transaction as described in (cc) above attributable to the non-controlling interest holder in the joint venture of our Joliet property. An adjustment for the three months ended March 31, 2021 was not required as the Eldorado Transaction closed on July 20, 2020.

(gg)	Represents pro forma adjustments to revenues for the Venetian Acquisition as follows:

•

$79.3 million of income from sales-type and direct financing leases for the three months ended March 31, 2021 and $314.0 million of income from sales-type and direct financing leases for the year ended December 31, 2020 associated with the rent from the Venetian Acquisition. Pro forma cash received from the Venetian Acquisition during the three months ended March 31, 2021 and the year ended December 31, 2020 was $62.5 million and $250.0 million, respectively.

(hh)

Represents the estimated increase in interest expense for the incurrence of $1,500.0 million of long-term debt financing to finance a portion of the purchase price of the Venetian Acquisition and related fees and expenses. For purposes of the pro forma consolidated statement of operations, we have assumed that the $1,500.0 million of long-term debt has a weighted average fixed interest rate of 4.00%, plus the amortization of estimated debt issuance costs. There can be no assurance that we will be able to obtain long-term debt financing on the terms described above, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this prospectus supplement. See paragraph (d) to Note 1—Balance Sheet Pro Forma Adjustments above.

(ii)

  Pro forma net income per common share is based on the historical weighted average shares of common stock outstanding, adjusted to assume the following shares of common stock were outstanding for the entire period presented: (i) 69,000,000 shares of common stock assumed to be issued upon settlement of the shares under the March 2021 Forward Sale Agreement (assuming full physical settlement thereof); (ii) 26,900,000 shares of common stock to be issued upon settlement of the remaining shares under the June 2020 Forward Sale Agreement (assuming full physical settlement thereof); (iii) 3,000,000 shares of common stock issued on September 28, 2020 in partial settlement of the June 2020 Forward Sale Agreement; and (iv) 65,000,000 shares of common stock issued by the Company on June 2, 2020 under the forward sale agreements entered into in June 2019.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations of an Investment in VICI

The following is a summary of the material U.S. federal income tax considerations of an investment in our capital stock (“our stock”). For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “VICI,” “we,” “our” and “us” generally mean VICI Properties Inc. and its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the real estate investment trust (“REIT”) requirements. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Department of the Treasury (the “Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax laws or the possible application of the alternative minimum tax, the 3.8% Medicare tax on net investment income or U.S. federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, or other financial institutions;

•	dealers or brokers in securities or currencies;

•	partnerships, other pass-through entities and trusts, including REITs;

•	partners in partnerships holding our stock;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who are subject to alternative minimum tax;

•	tax-exempt organizations, except to the extent provided in “—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders” below; and

•	foreign investors, except to the extent provided in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders” below.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of stock purchase contracts, stock represented by depository shares, warrants, rights, units representing an interest in two or more securities or debt securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

This summary assumes that investors will hold shares of our stock as a capital asset, which generally means property held for investment.

The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular investor holding our stock will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of VICI

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2017, upon the filing of our U.S. federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.

Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate (other than at any taxable REIT subsidiary (“TRS”) of ours) is taxed only at the stockholder level upon a distribution to our stockholders.

Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, but non-corporate stockholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

Any of our net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to VICI stockholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General” below.

•	A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation (which is the case with respect to all or substantially all of the properties we acquired from Caesars Entertainment Operating Company, Inc., a Delaware corporation, (“CEOC”), pursuant to our formation transactions as well as certain other properties we have acquired), we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•	The taxable income of our TRSs will be subject to U.S. federal corporate income tax.

•

We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our stock.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as qualified pension plans);

7.	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

8.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

9.	that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, will be 2017). Our charter provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record- keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a REIT must have a taxable year that is the calendar year. We have adopted December 31 as our taxable year-end to satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). We calculate our capital interest in any partnership based on either our percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

We have control of VICI Properties L.P (the “Operating Partnership”) and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we have a non-controlling interest in an entity taxed as a partnership and we become aware that such entity has taken or may take actions that could jeopardize our status as a REIT or incur unexpected tax liability, we may be forced to dispose of the non-controlling interest or transfer it to a TRS. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take otherwise corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” The Operating Partnership is currently a disregarded entity for U.S. federal income tax purposes.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs (25% for our 2017 taxable year). The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to VICI stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

U.S. federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any and as applicable, will be conducted on an arm’s-length basis.

We currently have two TRS entities, VICI Golf LLC. and PropCo TRS LLC. In the future, we may form additional TRSs, or elect to treat certain existing subsidiaries that are qualified REIT subsidiaries or disregarded entities as TRSs. TRSs might be used to hold all or a portion of an investment that, for example, would be treated as a non-real estate security for purposes of the REIT asset tests or excess personal property when testing rents from real property.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments derived from mortgage loans secured by real property or an interest in real property) (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of our stock, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person from the property. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of VICI shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant, taking into account applicable complex attribution rules. To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding sentence, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, our charter provides restrictions on ownership and transfer of our shares, including restrictions on such ownership or transfer that would cause the rents received or accrued by us from tenants to be treated as nonqualifying rent for purposes of the REIT gross income requirements. Shareholders should be aware that events unknown to us (i.e., events other than a purchase or other transfer of shares) may result in ownership, under the applicable attribution rules, of shares in excess of our charter ownership limits.

•

Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•

Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test.

We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.

In addition, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We have structured, and generally expect to continue to structure, our leases to qualify as true leases for U.S. federal income tax purposes. For example, with respect to the leases, generally:

•

the ground lease holder or property owning entity, on the one hand, and the lessee, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the property and is responsible for how the property is operated;

•	the lessee bears the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the property during the term of the lease;

•

in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease in whole or in part if the lessor does not restore the property to its prior condition;

•

the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the property or (B) the lessee’s use, management, maintenance or repair of the property;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the property under the lease;

•	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it operates the property;

•

the lease enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of the lease; and

•

upon termination of the lease, the property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

We generally treat our leases with respect to our properties as true leases for U.S. federal income tax purposes; however, there can be no assurance that the IRS would not consider a particular lease a financing arrangement instead of a true lease for U.S. federal income tax purposes. In that case, and in any case in which we intentionally structure a lease as a financing arrangement, our income from that lease would be interest income rather than rent and we expect to treat that interest as qualifying income for purposes of the 75% gross income test to the extent that the deemed “loan” amount does not exceed the fair market value of the real estate assets leased (and thus deemed to secure the deemed loan). All of the interest income from our loan would be qualifying income for purposes of the 95% gross income test. In addition, we expect to treat only a portion of the deemed “loan” amount as a qualifying “real estate asset” for purposes of the 75% asset test if and to the extent the loan amount does not exceed the fair market value of the real estate assets leased (and thus deemed to be securing the deemed loan). We believe that the characterization of a lease as a financing arrangement would not adversely affect our ability to qualify as a REIT.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is not fully secured by real property, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We may originate or acquire mezzanine loans or investments treated as subordinated debt for U.S. federal income tax purposes. Mezzanine loans include loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, it is possible that some mezzanine loans may not meet all of the requirements for reliance on the safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Forward Sale Agreements

We enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:

•

At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property generating qualifying rents from real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

•	The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified

REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

•

The aggregate value of all securities of TRSs that we hold, together with other nonqualified assets (such as furniture and equipment or other tangible personal property (to the extent such property does not constitute a “real estate asset”) or non-real estate securities), may not, in the aggregate, exceed 20% of the value of our total assets; and

•

Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.

Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause VICI to lose its REIT qualification if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, VICI still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

•

90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by VICI stockholders in the year in which paid, except that any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

If we fail to distribute, with respect to each calendar year, at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We have the ability to elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. If we were to make this election, VICI stockholders would include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. VICI stockholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses, subject to applicable limitations, may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to VICI stockholders of any distributions that are actually made. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions,” below.

From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our stock) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our stockholders in the year such dividends are paid. In this case, VICI may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding such transactions.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury Regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of common stock.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements. This is the case with respect to all or substantially all of the properties acquired from CEOC pursuant to our formation transactions as well as certain other properties we have acquired after our formation. We may acquire additional properties subject to these rules in the future.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. VICI will include its allocable share of these partnership items for purposes of computing its REIT taxable income, and for purposes of the various REIT income tests, will include its proportionate share of these partnership items based on its capital interest in such partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). Capital interest in a partnership is calculated based on either the partner’s percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. Consequently, to the extent that VICI holds an equity interest in a partnership, such partnership’s assets and operations may affect VICI’s ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.

Entity Classification

The ownership by VICI of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of VICI’s assets and items of its gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “—Asset Tests” and “—Income Tests” above, and in turn would prevent VICI from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of VICI’s failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case VICI could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to an Investment in a Partnership

Under the Code and Treasury Regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to Operating Partnership allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by the General Partner of the Operating Partnership, which is a wholly-owned subsidiary of VICI.

Partnership Audit Rules

Subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These partnership audit rules could result in partnerships in which we directly or indirect invest, including the Operating Partnership if and when it becomes a partnership for U.S. federal income tax purposes, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A U.S. stockholder is any holder of shares of our stock that is, for U.S. federal income tax purposes a “U.S. person”, which includes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our stock.

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction is scheduled to expire after 2025. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of VICI” and “—Annual Distribution Requirements.” U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. stockholders that are corporations.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of VICI” and “—Annual Distribution Requirements.”

Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).

Dispositions of Our Stock

If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the stockholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our stock that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for nine months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of shares of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our stock or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Redemption of Preferred Stock

The treatment to a holder of preferred stock accorded to any redemption by us (as distinguished from a sale, exchange or other disposition) of our preferred stock can only be determined on the basis of particular facts as to the holder of preferred stock at the time of redemption. In general, a holder of preferred stock will recognize capital gain or loss measured by the difference between the amount received upon the redemption and the holder of the preferred stock’s adjusted tax basis in the preferred stock redeemed (provided the preferred stock is held as a capital asset) if such redemption (i) results in a “complete termination” of a holder’s interest in all classes of our stock under Section 302(b)(3) of the Code or (ii) is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any preferred stock owned by the holder, but also such holder’s ownership of common stock, equity shares, other series of preferred stock and any options (including stock purchase rights) to acquire any of the foregoing. The holder also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular holder of preferred stock owns (actually or constructively) none of our common stock or an insubstantial percentage of our outstanding common stock or preferred stock, based upon current law, it is probable that the redemption of preferred stock from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of preferred stock intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred stock will be treated as a distribution on the preferred stock as described under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” and “—Taxation of Non-U.S. Stockholders” in the accompanying prospectus. If the redemption is taxed as a distribution, the holder’s adjusted tax basis in the redeemed preferred stock will be transferred to any other stockholdings of the holder of our preferred stock. If the holder of preferred stock owns no other shares of beneficial interest in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Conversion of Preferred Stock

Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of shares of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any holder of shares of our stock other than a partnership or U.S. person.

Ordinary Dividends

The portion of distributions received by non-U.S. stockholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or if required by an applicable income tax treaty, the non-U.S. stockholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock. In cases where the distribution income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Non-Dividend Distributions

Unless shares of our stock constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. stockholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-U.S. stockholders.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% (20% to the extent provided in Treasury Regulations) of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. stockholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. federal income or withholding tax, unless (i) the investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on his capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend; if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. stockholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our common stock will be “regularly traded” on an established securities exchange.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the

non-U.S. stockholders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Stock

Unless shares of our stock constitute USRPIs, a sale of such shares by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, shares of our stock will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.

Even if the foregoing 50% test is met, however, shares of our common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. No assurance can be given that we will be a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. stockholder’s sale of shares of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of the outstanding shares of such class of stock at all times during a prescribed testing period. We expect that our common stock will be regularly traded on an established securities market.

Even if none of the foregoing tests are met and shares of our common stock are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified stockholders would still be exempt from FIRPTA, except to the extent owners of such qualified stockholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

If gain on the sale of shares of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (through a United States permanent establishment, where applicable), the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of the same class of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market in the United States.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning shares of our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt stockholder has not held shares of our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of the value of shares of our stock could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of shares of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are regularly reviewed by persons involved in the legislative process, the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and administrative interpretations. Recently enacted changes to the U.S. federal income tax laws could have an adverse impact on an investment in our stock. For example, certain changes in law pursuant to the Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax laws that affect REITs and their shareholders. We cannot predict the long-term effect of the Tax Cuts and Jobs Act or any future law changes on REITs or their shareholders.

Backup Withholding and Information Reporting

In general, VICI is required to report to U.S. stockholders of our stock and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. stockholders unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

In general, VICI is required to report annually to non-U.S. stockholders of shares of our stock the IRS the amount of dividends paid to such non-U.S. stockholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends, interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. Non-U.S. stockholders may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds from a sale of our stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. Federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. Federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our stock. While withholding under the Foreign Account Tax Compliance Act would have applied also to payments of gross proceeds from the sale or other disposition of our stock on or after January 1, 2019, proposed Treasury Regulations eliminate withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Stockholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders and holders of debt securities may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our stock.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	through forward delivery contracts; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange (“NYSE”). Any common stock sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule of VICI Properties Inc. and subsidiaries, incorporated in this prospectus by reference from VICI Properties Inc.’s Annual Report on Form 10-K, and the effectiveness of VICI Properties Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus), as the parent and guarantor of CEOC, our significant lessee, have been filed with the SEC. Caesars files annual, quarterly and current reports and other information with the SEC.

SEC filings are also available to the public from the SEC’s web site at www.sec.gov and our website at www.viciproperties.com. We make no representation as to the accuracy or completeness of the information regarding Caesars that is contained in this prospectus, which is obtained from Caesars’ publicly available information, or that is available through the SEC’s website or otherwise made available by Caesars, and none of such publicly available Caesars’ information is incorporated by reference in this prospectus. None of the information on, or accessible through, our website or any other website identified herein is incorporated into this prospectus, and does not constitute a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 18, 2021;

•	The Company’s definitive proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on March 15, 2021;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 29, 2021;

•

The Company’s current reports on Form 8-K, filed with the SEC on March   3, 2021 (other than the information furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2), March  8, 2021 and April 29, 2021 (other than the information furnished pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2); and

•	The description of the Company’s common stock, which is contained in Item 1 of its Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus free of charge upon written or oral request. Our filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:

VICI Properties Inc.

535 Madison Avenue, 20th Floor

New York, New York 10022

Attn: Secretary

$1,000,000,000

VICI Properties Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Citigroup

BofA Securities

Baird

Barclays

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley

Stifel

Truist Securities

Wells Fargo Securities

May 27, 2021